Exhibit 10.61
Exhibit 1.1 -D
FORM OF DISTRIBUTION-TRANSMISSION
INTERCONNECTION AGREEMENT
by and between
ITC Midwest LLC
as Transmission Owner
and
Interstate Power and Light Company
as Local Distribution Company
Dated as of December 17, 2007

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EXHIBITS

Exhibit 1	Identification of the Interconnection Points and Equipment

Exhibit 2	Contact Information for Local Distribution Company’s Site Representatives and Transmission Owner’s Site Representatives

Exhibit 3	Transmission Owner Switching Procedures

Exhibit 4	Local Distribution Company Switching Procedures

Exhibit 5	[Reserved]

Exhibit 6	[Reserved]

Exhibit 7	Form of Easement

Exhibit 8	Metering Specifications

Exhibit 9	Dispute Resolution Procedures

Exhibit 10	[Reserved]

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FORM OF DISTRIBUTION-TRANSMISSION INTERCONNECTION AGREEMENT
     This Distribution-Transmission Interconnection Agreement (“Agreement”) is entered into as of the 17th day of December, 2007 by and between the Interstate Power and Light Company (IPL), an Iowa corporation (“Local Distribution Company”), having a place of business at 200 First Street SE, Cedar Rapids, IA, 52401 and ITC Midwest LLC, a Michigan limited liability company (“Transmission Owner”). Transmission Owner and Local Distribution Company are individually referred to herein as a “Party” and collectively as “Parties.”
     WHEREAS, pursuant to the Asset Sale Agreement between Transmission Owner and Local Distribution Company, dated as of December 18, 2007 (the “Asset Sale Agreement”), Transmission Owner has purchased from Local Distribution Company all elements of the Transmission System that are presently interconnected with the Distribution System;
     WHEREAS, Local Distribution Company will own and/or operate existing and/or new Distribution System facilities from present and/or new locations; and
     WHEREAS the existing Distribution System facilities currently are connected to the Transmission System and Local Distribution Company will continue to connect the existing Interconnection Equipment to the Transmission System on the terms set forth herein; and
     WHEREAS, Transmission Owner requires access to parts of Local Distribution Company’s assets, and Local Distribution Company requires access to parts of Transmission Owner’s assets; and
     WHEREAS, Transmission Owner is willing to continue to own and/or operate the Transmission System in accordance with Good Utility Practice; and
     WHEREAS, the Parties have agreed to execute this mutually acceptable Interconnection Agreement in order to provide interconnection of the Local Distribution Company with the Transmission Owner and to define the continuing rights, responsibilities, and obligations of the Parties with respect to the use of certain of their own and the other Party’s property, assets, and facilities;
     NOW, THEREFORE, in consideration of their respective commitments set forth herein, and intending to be legally bound hereby, the Parties covenant and agree as follows:
Article 1. Definitions
     Wherever used in this Agreement with initial capitalization, the following terms shall have the meanings specified or referred to in this Article 1.
1.1	Agreement means this Distribution-Transmission Interconnection Agreement between Local Distribution Company and Transmission Owner, including all attachments hereto, as the same may be amended, supplemented, or modified in accordance with its terms.
1.2	Asset Sale Agreement shall have the meaning specified in the recitals.

1.3	Black Start Capability shall mean a generating unit that is capable of starting without an outside electrical supply.

1.4	Common Facilities shall mean substation assets at jointly occupied sites that benefit both Local Distribution Company and Transmission Owner, but that are owned by either Local Distribution Company or Transmission Owner individually (the “Owning Utility”). Common Facilities include, but are not limited to, perimeter fencing and other barriers, control house(s) and other structures and associated foundations, grading and surfacing, fire protection equipment, Station Power facilities, battery banks, lighting, lightning masts, and grounding to the extent located on the substation properties identified in Exhibit 1.
1.5	Confidential Information shall have the meaning set forth in Section 20.1 hereof.

1.6	Balancing Authority/Control Area means an entity that maintains Resource to Load (as those capitalized terms are defined in the OATT) interchange balance within a Balancing Authority/Control Area and supports interconnection and frequency in real-time.
1.7	Balancing Authority/Control Area Operator shall mean the entity that has the ability and the obligation to operate the Balancing Authority/Control Area to ensure that the aggregate electrical demand and energy requirements of the load are met at all times, taking into account scheduled and reasonably expected unscheduled outages of system elements.

1.8	Dispute shall have the meaning set forth under Section 26.1 hereof.

1.9	Distribution System shall mean the equipment and facilities and the Interconnection Equipment owned by Local Distribution Company and used to deliver power and energy to end users, including transformers, switches, and feeders with an operating voltage of less than 34 kV or such other facilities as may be designated by the applicable regulatory agency. Such facilities are identified in Exhibit 1.

1.10	Distribution Transformer shall mean an electrical transformer that has its secondary low side windings rated at Nominal Voltage of 34 kV or less or such other facilities as may be designated by the applicable regulatory agency. Such facilities are identified in Exhibit 1.

1.11	Due Diligence shall mean the exercise of good faith efforts to perform a required act on a timely basis and in accordance with Good Utility Practice using the necessary technical and personnel resources.

1.12	Easements shall have the meaning set forth under Section 9.2 hereof.

1.13	Effective Date shall be the Closing Date, as defined in the Asset Sale Agreement.

1.14	Eligible Customer shall have the meaning specified in the OATT on file with the FERC.

1.15	Emergency means a condition or situation that, in the reasonable good faith determination of the affected Party based on Good Utility Practice, causes or is reasonably likely to cause an imminent physical threat of danger to life or a significant threat to health, property or the environment.

1.16	ERO means the Electric Reliability Organization certified by FERC, or its successor.

1.17	FERC shall mean the Federal Energy Regulatory Commission or its successor federal agency.

1.18	FERC Standards of Conduct shall mean the standards of conduct set forth in 18 CFR §358 or its successor regulations.

1.19	Force Majeure shall have the meaning set forth under Article 15 hereof.

1.20	Forced Outage shall mean in the case of the Distribution System, taking the Distribution System, in whole or in part, out of service by reason of an Emergency or Network Security Condition, unanticipated failure or other cause beyond the reasonable control of Local Distribution Company, when such removal from service was not scheduled in accordance with Section 3.7.2, and, in the case of the Transmission System, taking the Transmission System, in whole or in part, out of service by reason of an Emergency or Network Security Condition, unanticipated failure, or other cause beyond the reasonable control of Transmission Owner when such removal from service was not scheduled in accordance with Section 3.7.2.

1.21	Good Utility Practice shall mean the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, including compliance with applicable ERO and RRO reliability standards, or any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather includes all acceptable practices, methods, or acts generally accepted in the region.

1.22	Governmental Authority shall mean any foreign, federal, state, local or other governmental regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, arbitrating body, or other governmental authority; provided such entity possesses valid jurisdictional authority to regulate the Parties and the terms and conditions of this Agreement.

1.23	Interconnection Equipment shall mean all the equipment that is necessary for the interconnection of the Distribution System with the Transmission System as set forth in Exhibit 1 hereto as it may be revised from time to time.

1.24	Interconnection Point(s) shall mean the point(s) at which the Distribution System is connected with the Transmission System, as set forth in Exhibit 1 hereto as it may be revised from time to time.

1.25	Interconnection Service shall mean the services provided by Transmission Owner for the interconnection of the Distribution System with the Transmission System. Interconnection Service does not include the right to transmission service on the Transmission System, which service shall be obtained in accordance with the provisions of the OATT.

1.26	Interconnection Standards shall be those standards provided by Transmission Owner to Local Distribution Company or by mutual agreement of the Parties to establish and maintain interconnected operation in compliance with the applicable standards of ERO, and RRO, and applicable state or federal regulations.

1.27	Interest Rate shall mean the interest rate calculated in accordance with the methodology specified for interest on refunds in the FERC regulations at 18 C.F.R. § 35.19a(a)(2)(iii).

1.28	Jointly Used Assets shall have the meaning specified in Section 3.10.4.

1.29	Knowledge shall mean actual knowledge of the corporate officers or managers of the specified Person charged with responsibility for the particular function as of the Effective Date of this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate.

1.30	Local Distribution Company shall mean Interstate Power and Light Company and its successors and assigns.

1.31	Local Distribution Company’s Site Representative shall be that person or persons identified in Exhibit 2 as the point of contact for day-to-day operations of the Distribution System.

1.32	Material Adverse Change shall have the meaning specified in Section 22.3(a).

1.33	MISO shall mean the Midwest Independent Transmission System Operator, Inc., or any successor organization.

1.34	Multiple Use Transmission Structures shall have the meaning specified in Section 3.12.

1.35	Network Security shall mean the ability of the Transmission System to withstand sudden disturbances such as unforeseen conditions, electric short circuits or unanticipated loss of system elements consistent with reliability principles used to design, plan, operate, and assess the actual or projected reliability of an electric system that are (i) established by any Governmental Authority, ERO, or RRO and (ii) implemented by Transmission Owner or required of Transmission Owner to be in compliance with Reliability Coordinator directives.

1.36	Network Security Condition shall mean a condition or situation in which, in the reasonable good faith determination of Transmission Owner, Network Security is not satisfied or is threatened.

1.37	Nominal Voltage shall mean an accepted standard voltage level offered by Transmission Owner, at various points on the Transmission System, including but not limited to 34.5 kV, 69 kV, 115 kV, 138 kV, 161 kV, 230 kV, and 345 kV.

1.38	Normal System Condition shall mean any operating conditions of the Transmission System other than an Emergency or Network Security Condition.

1.39	Open Access Transmission Tariff or OATT shall mean the Open Access Transmission Tariff on file with FERC under which transmission service is provided using the Transmission System. Presently the effective OATT is the MISO Transmission and Energy Markets Tariff.

1.40	Owning Utility shall have the meaning set forth in Section 1.4.

1.41	Party and Parties shall have the meanings set forth in the introductory paragraph of this Agreement.

1.42	Person shall mean any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

1.43	Planned Outage shall mean action by: (i) Local Distribution Company to take its equipment, facilities or systems out of service, partially or completely, to perform work on specific components that is scheduled in advance and has a predetermined start date and an approximate duration pursuant to the procedures set forth in Section 3.7.4, or (ii) Transmission Owner to take its equipment, facilities and systems out of service, partially or completely, to perform work on specific components that is scheduled in advance and has a predetermined start date and an approximate duration pursuant to the procedures set forth in Section 3.7.4.

1.44	Protective Relay is a device that detects abnormal power system conditions and, in response, initiates automatic control action.

1.45	Protective Relay System is a group of Protective Relays and associated sensing devices and communications equipment that detects system abnormalities and performs automatic control action to mitigate or reduce adverse effects of such abnormalities.

1.46	Qualified Personnel shall mean individuals trained for their positions pursuant to Good Utility Practice.

1.47	Release shall mean spill, leak, discharge, dispose, pump, pour, emit, empty, inject, leach, dump, or allow to escape into or through the environment.

1.48	Reliability Coordinator shall mean the ERO-approved entity that provides the security assessment and emergency operations coordination for one or more Balancing Authority/Control Areas or Transmission Owners and that has operational authority over Transmission Owner under ERO standards. Presently the Reliability Coordinator is MISO.

1.49	Revenue Quality Metering System shall mean a system that includes current and voltage instrument transformers, secondary wiring, test switches, meter transducer(s), meter and loss compensation as set forth in Article 5.

1.50	RRO shall mean the applicable regional reliability organization, or its successor. Presently the RRO is the Midwest Reliability Organization.

1.51	RTO shall mean a Regional Transmission Organization, as designated by FERC. Presently the RTO is MISO.

1.52	RTU — Remote Terminal Unit shall mean a device connected by a communication system to one or more master computers with appropriate software placed at various locations to collect data and perform remote control. A Remote Terminal Unit may also perform intelligent autonomous control of electrical systems and report the results back to the master computer(s).

1.53	Shared Distribution Substations shall have the meaning specified in Section 3.10.2.

1.54	Shared Transmission Stations shall have the meaning specified in Section 3.10.1.

1.55	Station Power shall be the energy needed to serve the auxiliary loads within the substation, including heating, lighting service to panels, etc at a Shared Transmission or Shared Distribution substation.

1.56	Supervisory Control and Data Acquisition (SCADA) shall mean a system that provides data acquisition, supervisory control and alarm display and control from remote field locations to control centers.

1.57	Surviving Distribution Entity shall have the meaning specified in Section 24.2.

1.58	Surviving Transmission Entity shall have the meaning specified in Section 24.1.

1.59	System Restoration Plan shall mean a plan utilizing Black Start Capability designed and implemented by Transmission Owner in conjunction with its interconnected generation and distribution customers, Balancing Authority/Control Area Operators, other electric systems, Reliability Coordinator and RRO to energize portions of the Transmission System that are de-energized as a result of a widespread system disturbance.

1.60	Term shall have the meaning set forth in Section 22.1 hereof.

1.61	Transmission Owner shall mean ITC Midwest LLC and its successors and assigns.

1.62	Transmission Owner’s Site Representative shall be that person or persons identified in Exhibit 2 as the point of contact of day-to-day operations of the Transmission System.

1.63	Transmission System shall mean all facilities of Transmission Owner through which Transmission Owner provides transmission service under the OATT.

1.64	Transmission System Operations Center(s) shall mean the Transmission System control center(s) that is/are responsible for monitoring and controlling the Transmission System in real time.
Article 2. Operational Requirements
2.1	Subject to the terms and conditions of this Agreement, Transmission Owner shall provide Local Distribution Company Interconnection Service for each Interconnection Point identified in Exhibit 1, from the Effective Date for the Term of this Agreement.

2.2	The Interconnection Points between the Transmission System and Distribution System, including the locations thereof and all associated equipment are described and shown on Exhibit 1 hereto. The Parties shall amend Exhibit 1 to reflect additions to or modifications of any Interconnection Points or any such equipment.

2.3	Exhibit 2 shall list Local Distribution Company’s Site Representatives and Transmission Owner’s Site Representatives, as may be modified from time to time by the respective Parties.

2.4	Interconnection Standards.
2.4.1	The Interconnection Point(s) shall be established and maintained in accordance with Good Utility Practice and Federal, State, ERO, RRO and RTO standards and policies applicable to Transmission Owner’s interconnection service to Local Distribution Company.

2.4.2	Reactive Power. Transmission Owner and Local Distribution Company recognize and further agree that Local Distribution Company and Transmission Owner have a mutual responsibility for maintaining voltage at each Interconnection Point, in accordance with applicable ERO Standards, Reliability Coordinator and RRO protocols and policies:
(i)	Local Distribution Company shall maintain a system average power factor of at least 98% leading or lagging, as measured at the distribution side of the Interconnection Point(s), at load levels greater than 90% of the Local Distribution Company’s monthly system peak load.

(ii)	Local Distribution Company shall maintain a system average power factor between 90% leading and 90% lagging, as measured at the distribution side of the Interconnection Point(s), at load levels less than 90% of the Local Distribution Company’s monthly system peak load.

(iii)	The Transmission Owner shall have the ability to request the Local Distribution Company to correct power factor(s) at delivery points in an area or region requiring reactive support. Local Distribution Company shall use reasonable efforts to correct power factor in a timely fashion.

(iv)	Transmission Owner recognizes that there may be situations where power factor correction is best accomplished on the Transmission System. The Transmission Owner shall use reasonable efforts to make appropriate changes to the system to compensate for reactive power losses.

(v)	The Parties agree to cooperate in the installation and management of reactive power resources connected to their respective systems.
2.5	(a) Local Distribution Company shall comply with Transmission Owner’s operating requirements and/or switching procedures. Such operating requirements and switching procedures are set forth in Exhibit 3.
(b)	Transmission Owner shall comply with Local Distribution Company’s operating requirements and/or switching procedures. Such operating requirements and switching procedures are set forth in Exhibit 4.

(c)	Representatives of Local Distribution Company and Transmission Owner shall meet annually to review both Parties’ operating requirements and switching procedures set forth in Exhibits 3 and 4 and adopt any mutually agreed amendments to Exhibits 3 and 4 in accordance with the requirements of Section 23.2.
2.6	Local Distribution Company shall be required to comply in all respects with the requests, orders, directives and requirements of Transmission Owner including those issued to implement directives of the Reliability Coordinator. Any such requests, orders, directives or requirements of Transmission Owner or the Reliability Coordinator must be: (a) issued pursuant to Good Utility Practice, (b) not unduly discriminatory, (c) otherwise in accordance with applicable tariffs or applicable federal, state or local laws, and (d) reasonably necessary to maintain the integrity of the Transmission System.

2.7	Transmission Owner shall verbally notify Local Distribution Company if Transmission Owner is unable to comply with Section 2.5(b) at any time during the Term of this Agreement. If the failure to comply is due to Local Distribution Company’s actions or inactions, Transmission Owner will verbally notify Local Distribution Company to correct such condition as soon as possible.

2.8	Load Shedding
2.8.1	Local Distribution Company shall install and/or maintain automatic under-frequency load shedding equipment as required to maintain compliance with mandatory standards set forth by ERO, and RRO.
(i)	Transmission Owner recognizes that as of the date of this contract the Local Distribution Company has a large portion of its under-frequency load that is shed from the Transmission System. The Parties agree that the Local Distribution Company will transition all or most of its under frequency load to the Distribution System on a schedule mutually agreed to by the Parties.

(ii)	Transmission Owner agrees to perform all required testing and maintenance of the under-frequency load shedding equipment that is installed on the Transmission System and provide the test data and maintenance records to the Local Distribution Company. Local Distribution Company will reimburse Transmission Owner for any expenses incurred that are in excess of the Transmission Owner’s normal maintenance practices.
2.8.2	Local Distribution Company shall install and/or maintain under-voltage load shedding equipment as required to maintain compliance with mandatory standards set forth by ERO, and RRO. The equipment selection and location shall be determined by mutual agreement of the Parties.

2.8.3	If directed to do so by the Reliability Coordinator or Transmission Owner, Local Distribution Company shall shed load to maintain the reliability and integrity of the Transmission System, provided that the Reliability Coordinator or Transmission Owner shall make load-shedding determinations on an equitable, non-discriminatory basis with respect to all loads interconnected with the Transmission System whose interruption is necessary to permit safe and reliable operation and maintenance of the Transmission System;.
2.9	Not a Reservation for Transmission Service
2.9.1	Local Distribution Company, as an Eligible Customer under the OATT, shall be responsible for making arrangements under the OATT for transmission and any ancillary services associated with the delivery of capacity and/or energy purchased or produced by Local Distribution Company, which services shall not be provided under this Agreement.

2.9.2	Local Distribution Company and Transmission Owner make no guarantees to each other under this Agreement with respect to the availability of transmission service under the OATT or any other tariff under which transmission service may be available in the region. Nothing in this Agreement shall constitute an express or implied representation or warranty with respect to the current or future availability of transmission service.
2.10	Local Distribution Company, or its agent, shall have and maintain an appropriate agreement with each Balancing Authority/Control Area with responsibility for the load served via an Interconnection Point, under which such Balancing Authority/Control Area shall perform balancing of such load with generation. Local Distribution Company shall provide a copy of each such agreement to Transmission Owner.

Article 3. Operation and Maintenance
3.1	The Parties agree to coordinate the operation of their electrical systems at the Interconnection Points in compliance with Good Utility Practice to prevent or minimize detrimental impacts on either Party’s system. The Parties agree to operate their respective systems in synchronism at the Interconnection Points that are operated closed.

3.2	Each Party shall operate any equipment that might reasonably be expected to have an impact on the operations of the other Party in a safe and efficient manner and in accordance with all applicable federal, state, and local law, operating practices specified by ERO, RRO and Good Utility Practice, and otherwise in accordance with the terms of this Agreement. Each Party shall comply with such reasonable operating requests, orders, directives and requirements of the other Party as are authorized under this Agreement.
3.3	(a)	Without limiting the generality of Section 3.1, Local Distribution Company shall own, operate and maintain the Distribution System in a manner consistent with Good Utility Practice to prevent degradation of voltage or of interconnection service of the Transmission System. Local Distribution Company shall be responsible for the costs of maintaining, operating, repairing or replacing the Distribution System and Local Distribution Company’s Interconnection Equipment.
(b)	Without limiting the generality of Section 3.1, Transmission Owner shall own, operate and maintain the Transmission System in a manner consistent with Good Utility Practice to prevent degradation of voltage or of interconnection service of Local Distribution Company’s Distribution System. Transmission Owner shall be responsible for the costs of maintaining, operating, repairing or replacing the Transmission System and Transmission Owner’s Interconnection Equipment.
3.4	(a)	Except during an Emergency, Local Distribution Company shall not, without prior Transmission Owner authorization, operate any Transmission Owner circuit, including transformer, line or bus elements. Local Distribution Company shall retain the right to operate Transmission Owner equipment during an Emergency to address an imminent threat to the safety of personnel, to maintain the integrity of the Transmission System, to prevent damage to equipment and to maintain the integrity of the Distribution System. When practical, prior to operation of such equipment, Local Distribution Company shall provide immediate notice to Transmission Owner. Local Distribution Company shall not operate any Transmission System circuit if upon notice Transmission Owner expressly refused to grant permission to Local Distribution Company. Within five (5) working days of such Emergency, Local Distribution Company shall provide written explanation of such Emergency to Transmission Owner.
(b)	Except during an Emergency, Transmission Owner shall not, without prior Local Distribution Company authorization, operate any Local Distribution Company circuit, including transformer, line or bus elements. Transmission Owner shall retain the right to operate Local Distribution Company equipment during an Emergency to address an imminent threat to the safety of personnel, to maintain the integrity of the Transmission System, and to prevent damage to equipment. When practical, prior to operation of such equipment, Transmission Owner shall provide immediate notice to Local Distribution Company. Transmission Owner shall not operate any Distribution System circuit if upon notice Local Distribution Company expressly refused to grant permission to Transmission Owner. Within five (5) working days of such Emergency, Transmission Owner shall provide written explanation of such Emergency to Local Distribution Company.
3.5	Local Distribution Company and Transmission Owner shall design, install, test, calibrate, set, and maintain their respective Protective Relay equipment in accordance with Good Utility Practice, applicable federal, state or local laws, ERO, RRO and RTO requirements and this Agreement, as set forth in Article 6 hereof.
3.6	(a)	If Transmission Owner reasonably determines that (i) any of Local Distribution Company’s Interconnection Equipment fails to perform in a manner consistent with Good Utility Practice and applicable ERO, RRO, and RTO requirements or this Agreement, or (ii) Local Distribution Company has failed to perform proper testing or maintenance of its Interconnection Equipment in accordance with Good Utility Practice or this Agreement, Transmission Owner shall give Local Distribution Company written notice to take corrective action. Such written notice shall be provided by Transmission Owner to Local Distribution Company’s Site Representative as soon as practicable upon such determination. If Local Distribution Company fails to initiate corrective action promptly and in any event within seven (7) days after the delivery of such notification, and if in Transmission Owner’s reasonable judgment leaving Local Distribution Company’s Distribution System connected with Transmission System would create an Emergency or Network Security Condition, Transmission Owner may, with as much prior verbal notification to Local Distribution Company and Balancing Authority/Control Area Operator as practicable, open only the Interconnection Point(s) needing corrective action connecting Local Distribution Company and Transmission Owner until appropriate corrective actions have been completed by Local Distribution Company, as verified by Transmission Owner. Transmission Owner’s judgment with regard to an interruption of service under this paragraph shall be made pursuant to Good Utility Practice and subject to Section 3.1 hereof. In the case of such interruption, Transmission Owner shall immediately confer with Local Distribution Company regarding the conditions causing such interruption and Local Distribution Company’s recommendation concerning timely correction thereof. Both Parties shall act promptly to correct the condition leading to such interruption and to restore the connection.
(b)	If Local Distribution Company reasonably determines that (i) any of Transmission Owner’s Interconnection Equipment fails to perform in a manner consistent with Good Utility Practice and applicable ERO, RRO, and RTO requirements or this Agreement, or (ii) Transmission Owner has failed to perform proper testing or maintenance of its Interconnection Equipment in accordance with Good Utility

Practice or this Agreement, Local Distribution Company shall give Transmission Owner written notice to take corrective action. Such written notice shall be provided by Local Distribution Company to Transmission Owner’s Site Representative as soon as practicable upon such determination. If Transmission Owner fails to initiate corrective action promptly and in any event within seven (7) days after the delivery of such notification, and if in Local Distribution Company’s reasonable judgment leaving Transmission System connected with Local Distribution Company’s Distribution System would create an Emergency, Local Distribution Company may, with as much prior verbal notification to Transmission Owner and Balancing Authority/Control Area Operator as practicable, open only the Interconnection Point(s) needing corrective action connecting Transmission Owner and Local Distribution Company until appropriate corrective actions have been completed by Transmission Owner, as verified by Local Distribution Company. Local Distribution Company’s judgment with regard to an interruption of service under this paragraph shall be made pursuant to Good Utility Practice and subject to Section 3.1 hereof. In the case of such interruption, Local Distribution Company shall immediately confer with Transmission Owner regarding the conditions causing such interruption and Transmission Owner’s recommendation concerning timely correction thereof. Both Parties shall act promptly to correct the condition leading to such interruption and to restore the connection.
3.7	Outages
3.7.1.	Outage Authority and Coordination. In accordance with Good Utility Practice and applicable ERO, RRO, and RTO requirements, each Party may, in close cooperation with the other, remove from service its system elements that may impact the other Party’s system as necessary to perform maintenance or testing or to replace installed equipment. Absent an Emergency, the Party scheduling a removal of a system element from service will use good faith efforts to schedule such removal on a date mutually acceptable to both Parties, in accordance with Good Utility Practice. The Parties shall comply with RTO procedures relating to notification requirements for scheduled outages.

3.7.2	The Parties shall coordinate inspections, Planned Outages, and maintenance of their respective equipment, facilities and systems so as to minimize the impact on the availability, reliability and security of both Parties’ systems and operations when any such outage is likely to have a materially adverse impact on the other Party’s system. Subject to the confidentiality provisions of Article 20 and FERC’ s Standard of Conduct, on or before November 1 of each year during the Term hereof, the Parties may exchange non-binding Planned Outage schedules, which shall be developed and followed in accordance with Good Utility Practice, for the following one-year period for the Distribution System and the Transmission System. The Parties shall keep each other updated regarding any changes to such schedules. Each Party shall use commercially reasonable efforts to minimize the costs of any cancellation or rescheduling of a Planned Outage that affects the other Party’s system.

3.7.3	Forced Outage. In the event of a Forced Outage of a system element of the Distribution System adversely affecting the Transmission System, Local Distribution Company will use Good Utility Practice to restore that system element to service promptly. In the event of a Forced Outage of a system element of the Transmission System adversely affecting the Distribution System, Transmission Owner will use Good Utility Practice to restore that system element to service promptly.

3.7.4	Planned Outage. In the event of a Planned Outage of a system element of the Distribution System adversely affecting the Transmission System, Local Distribution Company will act in accordance with Good Utility Practice to restore that system element to service promptly in accordance with its schedule for the work that necessitated the Planned Outage. In the event of a Planned Outage of a system element of the Transmission System adversely affecting the Distribution System, Transmission Owner will act in accordance with Good Utility Practice to restore that system element to service promptly in accordance with its schedule for the work that necessitated the Planned Outage.
3.8	The Parties shall use commercially reasonable efforts consistent with Good Utility Practice to coordinate operations in the event of any Forced or Planned Outage.

3.9	System Restoration Plan Participation. In accordance with Good Utility Practice, Local Distribution Company agrees to participate in Transmission Owner’s System Restoration Plan for the Distribution System and the Transmission System, as well as any verification testing of Black Start Capability.

3.10	Shared Transmission Stations and Distribution Substations.
3.10.1	Each Party shall be responsible for the operation and maintenance of their respective equipment located in stations that house facilities of both the Transmission Owner and Local Distribution Company. In the case where the Transmission Owner is the majority owner of the stations, they shall be referred to as the “Shared Transmission Stations” and in the case where the Local Distribution Company is the majority owner of the stations, they shall be referred to as the “Shared Distribution Substations”).

3.10.2	At least once each year, the Parties shall meet and review the Parties’ respective operational and maintenance responsibilities at all Shared Transmission Stations and Shared Distribution Substations and, if necessary, alter such responsibilities as the Parties deem appropriate.

3.10.3	Transmission Owner and Local Distribution Company understand and agree that at each Shared Transmission Station or Shared Distribution Substation, there are facilities that each Party utilizes (e.g. station batteries, some protective relay equipment, etc.). These Jointly Used Assets will be owned by the owner of the Shared Station who shall be responsible for operating and maintaining such Jointly Used Assets and for all costs associated with such operation and maintenance. Each Party shall operate and maintain their respective Jointly Used Assets in accordance with Good Utility Practice and all applicable provisions of this Agreement.

3.10.4	Maintenance of Common Facilities. Notwithstanding its obligation to comply with Good Utility Practice, as identified elsewhere in this Agreement, the Owning Utility of Shared Transmission Stations and Shared Distribution Substations shall perform the following maintenance activities with respect to Common Facilities of each substation: (1) maintain the integrity of the perimeter fencing, including code-required signage; (2) maintain the functionality of yard lighting; (3) keep the control house secure and take reasonable efforts to control rodents therein; (4) perform periodic cleaning of the control house in order to minimize equipment damage due to dirt and grit; (5) weatherize control house(s) in the spring and fall in order to maintain proper ventilation and adequate heat and avoid a negative impact on the serviceability of equipment; (6) weed treat the substation yard annually and maintain adequate stone to maintain step and touch potentials at safe levels; and (7) keep station access drives in drivable condition and free of snow and ice, maintaining a path to the control house(s) and around the perimeter of the equipment where possible.
3.11	Station Power. The Parties agree that (i) Local Distribution Company’s system losses include the Station Power supplied by Local Distribution Company to the Purchased Transmission Assets (as defined in the Asset Sale Agreement), and accordingly that (ii) Local Distribution Company shall supply Station Power to the Purchased Transmission Assets at no cost to Transmission Owner. The Transmission Owner may request, from the Local Distribution Company or appropriate service provider, additional Station Power sources to the Purchased Transmission Assets (as defined in the Asset Sale Agreement), or to new transmission station(s). In such circumstances, the provision of such additional Station Power sources shall be subject to the terms and rates of the Local Distribution Company’s, or appropriate service provider’s, applicable tariff for such service.

3.12	Multiple Use Transmission Structures. The Parties acknowledge and understand that the Transmission System includes certain transmission structures with both transmission and distribution lines attached thereto (“Multiple Use Transmission Structures”). With regard to the operation and maintenance of such Multiple Use Transmission Structures, the Parties agree that:
3.12.1	Subject to Sections 3.12.2 and 3.12.3, Transmission Owner shall allow Local Distribution Company to maintain without charge attachments of those distribution lines existing as of the Effective Date to the Multiple Use Transmission Structures.

3.12.2	For Facilities that have been designed as Multiple Use Transmission Structures prior to the Effective Date and can accommodate attachment of distribution lines, there shall be no charge by Transmission Owner for attachments.

3.12.3	Transmission Owner shall be responsible for the costs associated with maintaining, relocating, upgrading or implementing other changes to the transmission structures designated as Multiple Use Transmission Structures; provided, however, that Local Distribution Company shall be responsible for all costs associated with the distribution lines attached to such Multiple Use Transmission Structures, including, but not limited to, costs associated with maintaining, relocating, upgrading or implementing other changes to such distribution lines.

3.12.4	Transmission Owner shall provide Local Distribution Company reasonable advance notice of any planned change to Multiple Use Transmission Structures that may require Local Distribution Company to relocate or otherwise change its distribution lines attached thereto. If it is necessary under generally accepted utility practice for the Local Distribution Company’s distribution lines to be removed from Multiple Use Transmission Structures then the Transmission Owner shall allow Local Distribution Company’s distribution lines to remain attached to the Multiple Use Transmission Structures for a commercially reasonable period in order to allow Local Distribution Company to develop a suitable alternative for its distribution lines; provided, however, that such interim use of Multiple Use Transmission Structures by Local Distribution Company shall neither impair the provision of non-discriminatory, open access transmission service over the Transmission System nor interfere with any planned additions or upgrades to such facilities proposed by Transmission Owner or directed by the RTO, FERC or any other Governmental Authority with jurisdiction to require such addition or expansion to the Transmission System. Local Distribution Company shall act in good faith and exercise Due Diligence in developing and implementing a suitable alternative for its distribution lines.
Article 4. Supervisory Control and Data Acquisition, SCADA
4.1	Interconnection Points containing SCADA and communications equipment installed prior to the Effective Date shall be considered to satisfy the terms and conditions of this Article 4. Local Distribution Company shall install and operate such SCADA and communications equipment as is necessary consistent with Good Utility Practice, and ERO and RRO requirements for Transmission Owner to perform monitoring, state estimation and contingency analysis for (i) Interconnection Points that existed prior to the Effective Date and did not contain SCADA and communications equipment or (ii) new Interconnection Points installed after the Effective Date. Each Interconnection Point or other mutually agreeable location with SCADA and communications equipment shall have one dedicated communications path to Balancing Authority/Control Area Operator’s control center for the RTU data. Additional data paths and communications equipment requested, either emanating from the substation or the Balancing Authority/Control Area Operator’s control center, will be at the expense of the requestor. The SCADA and communications equipment may provide data and status information in real time or with a time delay acceptable to Transmission Owner and shall provide data and control via an industry standard protocol such as ICCP or another method agreed by the Parties. Such data may include, but not be limited to megawatts, megavars, voltage, amperes, device status and communication system status.

4.2	Transmission Owner reserves the right (at Transmission Owner’s expense) to require Local Distribution Company to install or cause to be installed at any new or modified Interconnection Point a dual port RTU within Local Distribution Company’s substation to provide data and control directly to the Transmission Owner. Local Distribution Company will assist in furnishing desired inputs and outputs for such RTU.

4.3	The operating metering system shall consist of instantaneous values of MW, MVAR, voltage and current (amperes). Amperes may be measured directly or calculated based on measured values.
4.3.1	Values shall be inputted to a Remote Terminal Unit (RTU) or comparable communication device for communication with the Balancing Authority/Control Area Operator.

4.3.2	Transducers may utilize the voltage transformers and current transformer secondary circuits also utilized by the revenue metering equipment for a particular interconnection. In such case, the performance criteria listed in Exhibit 8 hereto for the voltage transformers and the current transformers shall apply. Relaying class voltage transformers and current transformers are not to be utilized unless mutually agreed by all the owners of the metering equipment and the Balancing Authority/Control Area Operator.

4.3.3	Transducers shall have at most 0.3% inaccuracy. Transducers shall be field calibrated at least once every ten (10) years, or as necessary, and documentation shall be retained showing the calibration results until three (3) years after the last calibration. The Transmission Owner and Local Distribution Company agree that, as to all Interconnection Points in existence as of the Effective Date, no new or different equipment shall be installed to meet the requirements of this section.
4.4	To the extent new SCADA and associated communications equipment is to be installed, Local Distribution Company shall install or facilitate installation of SCADA and associated communications equipment as soon as practicable, provided that installation shall be accomplished within a time period of no more than 180 days following notice by Transmission Owner or prior to installation of any new Interconnection Points.
Article 5. Revenue Metering
5.1	Local Distribution Company shall own, operate, test and maintain or contract for the metering equipment at the Interconnection Points with Transmission Owner, as required by this Article 5. Transmission Owner and Local Distribution Company agree that, as to all Interconnection Points in existence as of the Effective Date, no new or different metering equipment or arrangements shall be required. For existing Interconnection Points where low-side metering exists without loss compensation, Parties will agree to loss compensation factors. To the extent existing metering equipment is replaced or new metering equipment is installed at Interconnection Points in existence as of the Effective

Date, such replacements or installations shall meet the standards set in Section 5.2. Local Distribution Company shall install metering equipment that meets the standards set forth in Section 5.2 at all new Interconnection Points.
5.2	The Revenue Quality Metering System shall consist of all instrument transformers (current and voltage), secondary wiring, test switches and meter(s) required to determine the metering values for record for any given metering point.
5.2.1	Metering shall be form 9, 3 element for 4 wire systems and form 5, 2 element for 3 wire systems.

5.2.2	Meters shall measure, at a minimum, megawatt hours and megavar hours and have bi-directional capability, where applicable. All measured values shall have individual outputs, (such as DNP and KYZ), where applicable and a minimum 35- day interval data recording capability for each measured value.

5.2.3	Revenue-quality loss-compensated metering shall be acceptable if the metering facilities and the Interconnection Point are not at the same physical location. The metering shall account for real power losses between the location of the meter and the Interconnection Point and no-load losses of the power transformer. Real power losses between the location of the meter and the Interconnection Point must be agreed upon by both parties. The meter data management system for determining such losses shall be MV-90 or an equivalent meter data management system.

5.2.4	The Party that owns the metering equipment shall maintain records that demonstrate compliance with all meter tests and maintenance conducted in accordance with Good Utility Practice for the life of the Interconnection Point. The non-owning Party shall have reasonable access to the records.

5.2.5	For installations where the metering is performed using loss compensation, the factory certified test results of the power transformer, including load, no-load losses and calculated meter loss calculations, shall be recorded in writing. The non-owning Party shall have reasonable access to the records. If factory certified test results, including load and no-load losses are not available, then both parties shall endeavor to agree on the loss compensation value.

5.2.6	Records showing metering instrument transformers’ factory certified or utility test shop test results showing compliance with applicable metering test standards shall be maintained by the meter owner. The non-owning Party shall have reasonable access to the records. Metering transformers must be at least .3% accuracy class.

5.2.7	A meter’s factory certified or utility test result, showing compliance with applicable metering test standards, shall be maintained by the meter owner. The non-owning Party shall have reasonable access to the records.

5.2.8	Metering equipment shall be tested by the Party owning said equipment at suitable intervals agreed upon by the Parties. Such test intervals shall not exceed

4 years. The meters’ accuracy shall be maintained at a minimum in accordance with applicable regulatory standards. At the request of either Party, special tests, outside the agreed upon test interval, shall be made. If any special meter test discloses the metering device to be registering within acceptable limits of accuracy as specified herein, then the Party requesting such special meter test shall bear the expense thereof. Otherwise, the expense of such test shall be borne by the owner. Representatives of each Party shall be afforded opportunity to be present at all routine or special tests and upon occasions when any readings for purposes of settlements hereunder are taken from meters not producing an automatic record.
5.2.9	If, as a result of any test, any meter shall be found to be registering more than one (1) per cent above or below one hundred (100) percent of accuracy, the account between the Parties hereto shall be corrected, for a period equal to one-half of the elapsed time since the last prior test, according to the percentage of inaccuracy so found, except that if the meter shall have become defective or inaccurate at a reasonably ascertainable time since the last prior test of such meter, the correction shall extend back to such time. No meter shall be left in service if found to be more than 0.5 percent above or below one hundred (100) percent of accuracy at series full and light load, unity power factor. Should metering equipment at any time fail to register, the energy delivered shall be determined from the best available data. All meters shall be kept under seal, such seals to be broken only when the meters are to be tested or adjusted.

5.2.10	Test switches shall be installed to allow independent testing and/or replacement of each meter and transducer utilizing the secondary circuit. No other piece of equipment shall be in the revenue metering secondary circuit.

5.2.11	In substations where an RTU or other remote data collecting and telecommunication device is present, meters shall have form C, 3-wire outputs with programmable values determined by Local Distribution Company for bi- directional MWHs and MVARs. Such form C, 3 wire outputs shall be connected to an isolation relay before connecting to the RTU. Alternatively, real time SCADA (Watts, Vars, Voltage, PF, Current, Frequency, etc.) and equivalent pulse accumulator values may be electronically ported from the revenue meter to the station RTU when technically feasible and upon agreement of the parties.

5.2.12	In interconnecting substations where electrical energy is resold to another local distribution company other than the one interconnecting with the Transmission Owner at such substation, revenue meters shall also be equipped with modems connected to a land phone circuit. The land line shall be provided and paid for by Local Distribution Company. Also acceptable is using a meter and equipment so the meter can be accessed by using a TCP/IP address.

5.2.13	In the event of an interconnection meter needing replacement or repair, a representative from the non-owning party shall be given a reasonable opportunity to be present during such repair or replacement.

5.2.14	Transmission Owner shall have the right to read the revenue meters remotely, and in a secure manner, as reasonably necessary to facilitate billing and calculation and verification of revenues.
Article 6. Protective Relaying and Control
6.1	Transmission Owner shall have the right, using Good Utility Practice, to review and approve all new Protective Relaying logic equipment, including equipment settings, protective relay schemes, drawings, and functionality associated with each Interconnection Point. Local Distribution Company shall have the right, using Good Utility Practice, to review all new Protective Relaying logic equipment, including equipment settings, protective relay schemes, drawings, and functionality associated with each Interconnection Point. Protective Relaying logic equipment and schemes installed before the Effective Date shall be considered to satisfy the terms and conditions of this Article 6. When existing equipment or schemes installed prior to the Effective Date are replaced or when new equipment or schemes are installed pursuant to this Article 6 or in association with new Interconnection Points, then such replacement or installation shall be performed in accordance with the terms and conditions of this Article 6.

6.2	To the extent that there is generation on the Distribution System that, in the reasonable judgment of either Party, may contribute material amounts of current to a fault on the Transmission System, Local Distribution Company shall have and enforce standards to ensure the provision, installation and maintenance of relays, circuit breakers, and all other devices necessary to remove promptly any fault contribution of such generation to any short circuit occurring on the Transmission System and not otherwise isolated by the Transmission Owner equipment. Such protective equipment shall include, without limitation, a disconnecting device or switch with load interrupting capability to be located between the generation and the Transmission System at an accessible, secure, and satisfactory site selected upon mutual agreement of the Parties. Transmission Owner shall not be responsible for protection of such generation.

6.3	Any Protective Relay System that causes any Transmission Owner protective device or Local Distribution Company protective or switching device connected to a Transmission Owner bus to operate shall be maintained and tested in accordance with the provisions of this Article 6.

6.4	Transmission Owner shall, in accordance with Good Utility Practice, own, operate, maintain and test those Protective Relays, current transformers, and potential transformers listed in Exhibit 1 that provide protection for the Transmission System. Local Distribution Company shall, in accordance with Good Utility Practice, own, operate, maintain, and test any remaining Protective Relays governed by this Article 6. The Parties shall maintain, and, as necessary, upgrade their respective Protective Relay Systems in accordance with Good Utility Practice, and each Party shall provide the other Party with access to copies of operation and maintenance manuals and test records for all relay equipment.

6.5	The Parties shall test their respective relays associated with the Interconnection Points for correct calibration and operation in accordance with Good Utility Practice. Complete functional testing of the relay protection schemes shall be performed at the same time. Parties shall coordinate design, installation, operation, and testing of Protective Relay schemes to insure that such relays operate in a coordinated manner so as to not cause adverse operating conditions on the other Party’s system.

6.6	Local Distribution Company shall be responsible for maintenance, calibration and functional testing of Protective Relay systems that protect Local Distribution Company’s equipment associated with the Interconnection Points and that protect Transmission Owner from Local Distribution Company’s Interconnection Equipment to the extent such calibration and testing are consistent with Good Utility Practice. All such maintenance and testing must be performed by Qualified Personnel selected by Local Distribution Company. In addition, Local Distribution Company shall allow Transmission Owner to conduct regularly scheduled, visual inspection of all Protective Relaying and associated maintenance records. Related maintenance and operational records shall be maintained by Local Distribution Company in accordance with Good Utility Practice. Upon completion of all Protective Relay calibration testing and relay functional testing, Local Distribution Company shall make available copies of all test reports and related records for review by Transmission Owner. Local Distribution Company shall review all test reports and document that Protective Relay System’s tests and settings, as shown on such test reports, have been done in accordance with the equipment’s specifications and Good Utility Practice.
6.7	(a)	As Transmission Owner’s system protection requirements change and as system protection technology advances, Transmission Owner will upgrade its Protective Relay System in accordance with Good Utility Practice. If these upgrades affect the serviceability and acceptability of the Protective Relay Systems on the Interconnection Equipment installed, owned, and operated by Local Distribution Company, Local Distribution Company must (at its own expense) upgrade its Protective Relay Systems as necessary to bring them into compatibility with, and adopt the technological standards of, the Protective Relay Systems installed by Transmission Owner. Transmission Owner shall give Local Distribution Company notice of any such upgrade as soon as practicable prior to the anticipated date of such upgrade.

	(b)	As Local Distribution Company’s system protection requirements change and as technology advances, Local Distribution Company will upgrade its Protective Relay System in accordance with Good Utility Practice. If these upgrades affect the serviceability and acceptability of the Protective Relay Systems on the Interconnection Equipment installed, owned, and operated by Transmission Owner, Transmission Owner must (at its own expense) upgrade its Protective Relay Systems as necessary to bring them into compatibility with, and adopt the technological standards of, the Protective Relay Systems installed by Local Distribution Company. Local Distribution Company shall give Transmission Owner notice of any such upgrade as soon as practicable prior to the anticipated date of such upgrade.

(c)	Exhibit 1 shall be updated by the Parties to reflect any changes in Protective Relay Systems as they are made.
6.8	Local Distribution Company shall provide the necessary space to install or expand relay panels for substation system protection if requested by Transmission Owner. Any incremental costs required to accommodate such a request shall be the responsibility of Transmission Owner.

6.9	Transmission Owner shall provide the necessary space to install or expand relay panels for substation system protection if requested by Local Distribution Company. Any incremental costs required to accommodate such a request shall be the responsibility of Local Distribution Company.
Article 7. Planning and Obligation to Serve
7.1	Adequacy Obligation. Subject to applicable regulatory approvals, including the principles of least-cost long-term planning applicable to maintaining the overall reliability of the transmission and distribution system in the planning horizon, and subject to the oversight and direction of the RTO (or any successor regional transmission organization) where applicable, Transmission Owner shall have a public utility duty to operate, maintain, plan and construct the Transmission System so that the system is adequate:
(a)	(i)	to support effective competition in energy markets without favoring any market participant;

	(ii)	to deliver on a reliable basis the reasonable, projected needs of all loads on the electric distribution systems connected to and dependent upon the Transmission Owner’s facilities for delivery of reliable, low-cost and competitively-priced electricity to such distribution systems; and

	(iii)	to provide needed support to the distribution systems interconnected to the Transmission System; and
(b)	In meeting these obligations, the Transmission Owner shall treat the needs of each electric distribution system interconnected with the Transmission system, and the electric loads on each system in a nondiscriminatory manner. The costs of additions to the Transmission System to meet this adequacy obligation shall not be directly assigned or charged to a distribution system, or to end users separately, unless approved or required by the appropriate regulatory agency.
7.2	Local Distribution Company and Transmission Owner shall discuss, at appropriate intervals, the needs of Local Distribution Company and the plans of Transmission Owner that could affect Local Distribution Company. The Parties agree to cooperate and coordinate as necessary on planning and construction of projects that affect Local Distribution Company.

7.3	If the Parties agree upon the need for any such project, they shall cooperate and coordinate in seeking all necessary regulatory approval for such project. The Parties shall coordinate and cooperate with each other with respect to all communications and commitments to municipal, county, and state agencies involved in such project.
7.4	If Local Distribution Company proposes construction of a transmission project and Transmission Owner does not agree that such project is needed, Local Distribution Company shall have the right to petition the applicable Governmental Authority for a declaratory ruling on whether the proposed project is needed pursuant to Transmission Owner’s public-utility duty to plan and construct a reliable, adequate system. The Parties agree that the ruling of the applicable Governmental Authority will be binding upon them.

7.5	Load Growth and Reliability Needs. Transmission Owner is obligated to plan and install any Transmission System components that may be necessary to accommodate Local Distribution Company’s planned load growth and planned reliability improvements. Transmission Owner will construct new interconnections with Local Distribution Company facilities in accordance with Transmission Owner’s planning criteria, other agreements in effect between the Parties, and Good Utility Practice. Transmission Owner shall bear the responsibility for such planning and installing in accordance with this Article 7. Transmission Owner’s obligations under this Section 7.5 shall include the planning and installation of any new Interconnection Points that may be necessary to accommodate Local Distribution Company’s planned load growth and planned reliability improvements. Recovery of the cost of such additions shall be in accordance with Section 7.1.

7.6	To facilitate planning and construction discussions under Section 7.2, Local Distribution Company, or its designated representative, shall annually submit the following information, on a commercially reasonable efforts basis, to Transmission Owner:
(a)	no later than November 1 of each year, the most recent actual summer and winter peak demands in megawatts (MW) and megavars (MVAR) for each Interconnection Point with the Transmission System, coincident with Local Distribution Company’s peak demand for these seasons, and

(b)	no later than February 1 of each year:
(i)	seasonal peak demand forecasts (MW and MVAR) for each Local Distribution Company Interconnection Point with the Transmission System for the next ten (10) years as required by the RRO, RTO or ERO for the Transmission Owner’s model; and

(ii)	planned facility connections (new Interconnection Points) with the Transmission System for the next ten (10) years.
Transmission Owner will treat all information disclosed by Local Distribution Company under this Section 7.6 as Confidential Information

Article 8. New Construction and Modification
8.1	Subject to this Article 8, Transmission Owner may construct additional Transmission System elements or modify the existing Transmission System and Local Distribution Company may construct additional Distribution System elements or modify the existing Distribution System. All such modifications and construction provided for herein, shall be conducted in accordance with Good Utility Practice and all applicable ERO, and RRO standards. Each Party shall only be responsible for the costs to modify its own system elements and the costs to construct new elements of its system and shall not be responsible for the costs imposed on the other party as a result of such modification or new construction. However, during the period while such modification or new construction is under way, the Party modifying system elements or constructing new system elements shall maintain the transmission, distribution and communications capabilities of the other Party using Good Utility Practice to avoid or minimize any adverse impact on the other Party.

8.2	Notwithstanding the foregoing, no modifications to, or new construction of, facilities, or access thereto, including but not limited to rights-of-way, fences, and gates, shall be made by either Party that might reasonably be expected to have a material effect upon the other Party with respect to operations or performance under this Agreement, without providing such other Party (a) prior written notification as set forth in this Article 8, and (b) sufficient information regarding the work prior to commencement to enable such other Party to evaluate the impact of the proposed work on its operations. The information provided must be sufficiently detailed to enable reasonable review by such other Party and satisfy such other Party’s reasonable operational requirements. Each Party shall use reasonable efforts to minimize any adverse impact on the other Party.

8.3	If any Party intends to install any new facilities, equipment, systems, or circuits or any modifications to existing or future facilities, equipment, systems or circuits that could reasonably be expected to have a material effect upon the operation of the other Party, the Party desiring to perform said work shall, in addition to the requirements of Section 8.2, provide the other Party with drawings, plans, specifications and other necessary documentation for review at least 60 days prior to the start of the construction of any such installation. This notice period shall not apply to modifications or new installations made to resolve or prevent pending Emergency or Network Security Conditions.

8.4	The Party reviewing any drawings, plans, specifications, or other necessary documentation shall promptly review the same and provide any comments to the performing Party no later than 30 days prior to the start of the construction of any installation. The performing Party shall incorporate all requested modifications to the extent required to maintain Good Utility Practice and compliance with this Agreement.

8.5	Within 180 days after any modification or construction subject to this Article 8 is placed in service, the Party initiating the work shall provide “as built” drawings, plans and related technical data to the other Party. Approval or review of any document referenced herein shall not relieve the initiating party of its responsibility for the design or construction of any proposed facility, nor shall it subject the other Party to any liability, except with respect to the confidentiality provisions of Article 20.
8.6	Each Party shall, at its own expense, have the right to inspect or observe all maintenance activities, equipment tests and installation, construction, and modification of facilities of the other Party that could have a material effect upon the facilities or operations of the first Party.
Article 9. Access to Facilities
9.1	The Parties hereby agree to provide each other such access to facilities, properties, equipment and records as may be necessary and appropriate to enable each Party to maintain its respective facilities, equipment and property in a manner consistent with Good Utility Practice. Such access shall be provided in a manner so as not to interfere unreasonably with the ongoing business operations, rights, and obligations of either Party. Any such access shall be subject to applicable federal, state and local laws and regulations and the rules and operation guidelines of the Party owning such facilities or properties, including without limitation any requirement of such Party that personnel make communication with the other Party upon entering such Party’s facilities or properties.

9.2	Without limiting the generality of Section 9.1, Transmission Owner shall have access to all of its equipment, systems, and facilities located on Local Distribution Company’s property through easements granted to Transmission Owner and substantially in the form of Exhibit 7 (“Easements”), and Local Distribution Company shall have access to all its equipment, systems and facilities located on Transmission Owner’s property through similar Easements. A schedule of easement agreements that will be governed by the terms of this Agreement is attached hereto and incorporated herein by this reference as Exhibit 7, Schedule 1. Transmission Owner and Local Distribution Company acknowledge and agree that Exhibit 7, Schedule 1 may be revised and supplemented from time to time to add and/or delete easements as additional facilities are added or retired. Such supplementation shall not require formal amendment to this Agreement. Each Party shall furnish at no cost to the other Party any necessary access, easements, licenses, and/or rights of way upon, over, under, and across lands owned or controlled by either Party and/or its affiliated interests for the construction and operation of necessary lines, substations, and other equipment to accomplish interconnection of such other Party’s facilities with the Transmission System under this Agreement and shall, at all reasonable times, give such other Party, or its agents, free access to such lines, substations, and equipment, as allowed by applicable ERO, or RRO policies, standards, or rules. An accessible, protected and satisfactory site selected upon mutual agreement by the Parties and located on Local Distribution Company’s premises shall be provided by and at Local Distribution Company’s expense for installation of metering devices, unless Transmission Owner elects to install meters on poles or other locations controlled by it. Local Distribution Company grants to Transmission Owner at all reasonable times and with reasonable supervision, the right of free ingress and egress to Local Distribution Company’s premises for the purpose of installing, testing, reading, inspecting, repairing, operating, altering, or removing any of Transmission Owner’s property located on Local

Distribution Company’s premises or for other purposes necessary to enable Transmission Owner to receive electric energy, suspend the receipt thereof, or determine Local Distribution Company’s compliance with this Agreement.
9.3	Each Party shall provide the other Party keys, access codes or other access methods necessary to gain unassisted access to the other Party’s facilities to exercise rights under this Agreement. Access shall only be granted to Qualified Personnel.

9.4	Neither Party shall make changes to the site topography or accesses, including but not limited to grading or drainage, that could reasonably be expected to have a material adverse effect upon the other Party’s facilities or common use drainage or pollution control systems without the prior written consent of the other Party, such consent not to be unreasonably withheld.
Article 10. Notifications and Reporting
10.1	Unless otherwise provided, any notice required to be given by either Party to the other Party in connection with this Agreement shall be given in writing: (a) personally; (b) by facsimile transmission (if the sender thereafter sends such notice to the recipient by any of the other methods provided in this Section 10.1); (c) by registered or certified U.S. mail, return receipt requested, postage prepaid; or (d) by reputable overnight carrier, with acknowledged receipt of delivery; or (e) any other method mutually agreed by the Parties in writing. Notice given personally shall be deemed given on the date of personal receipt. Notice sent by facsimile shall be deemed given on the date the transmission is confirmed by sender’s facsimile machine, so long as the facsimile is sent on a business day during normal business hours of the recipient. Otherwise, notice by facsimile shall be deemed given on the next succeeding business day. Notice provided by mail or overnight courier shall be deemed given at the date of acceptance or refusal of acceptance shown on such receipt.

10.2	Notice to Transmission Owner shall be to Transmission Owner’s Site Representative, at the address identified in Exhibit 2. Notice to Local Distribution Company shall be to Local Distribution Company’s Site Representative, at the address identified in Exhibit 2

10.3	Each Party shall provide prompt notice to the other Party describing: (i) the nature and extent of any Emergency or Network Security Condition that may be reasonably anticipated to affect the other Party’s equipment, facilities or operations, (ii) the impact on operations, and (iii) all corrective action. Either Party may take reasonable and necessary action, both on its own and the other Party’s system, equipment, and facilities, to prevent, avoid or mitigate injury, danger, damage or loss to its own equipment and facilities, or to expedite restoration of service; provided, however, that the Party taking such action shall give the other Party prior notice, if at all possible, before taking any action on the other Party’s system, equipment, or facilities.

10.4	In the event of an Emergency or Network Security Condition contemplated by Section 10.3, each Party shall provide to the other such information, documents, and data as are necessary for operation of the Transmission System and Distribution System, including, without limitation, such information as is to be supplied to any Governmental Authority, ERO, RRO, Transmission System Operations Center, or Balancing Authority/Control Area Operator.
10.5	In order to continue interconnection of the Distribution System and Transmission System, each Party shall promptly provide the other Party with all relevant information, documents, or data regarding the Distribution System and the Transmission System that would be reasonably expected to affect the Distribution System or Transmission System and is reasonably requested by ERO, RRO, or any Governmental Authority.

10.6	A Party performing routine maintenance and inspection activities that do not require major equipment or system outages and have no material impact on the other Party shall provide the other Party with at least twenty-four (24) hours’ prior notice, if practicable. A Party performing routine maintenance and inspection activities that will require major equipment or system outages shall provide the other Party with not less than seventy-two (72) hours’ prior notice, if practicable; provided that the provisions of Section 3.7.2 remain applicable to the outages and that the notice required by this Section 10.6 shall be in addition to, and does not substitute for, the requirements of Section 3.7. As noted in Article 3.7, Parties must comply with the applicable RTO procedures.

10.7	Transmission Owner shall notify Local Distribution Company prior to entering Local Distribution Company’s facilities for routine measurements, inspections and meter reads in accordance with the requirements of Section 10.6. Local Distribution Company shall notify Transmission Owner prior to entering Transmission Owner’s facilities, including switchyards, for routine maintenance, operations, measurements, inspections and meter reads, in accordance with the requirements of Section 10.6.

10.8	Each Party shall provide prompt verbal notice to the other Party of any system alarm relating to the other Party’s equipment, unless the system alarm is automatically sent to the other Party.

10.9	Upon request, each Party shall provide a report or a copy of the data from a system events recorder or digital fault recorder relating to the other Party’s equipment.

10.10	Each Party agrees to notify the other Party immediately verbally, and then in writing, of any labor dispute or anticipated labor dispute of which its management has actual knowledge that might reasonably be expected to affect the operations of the other Party with respect to this Agreement.
Article 11. Safety
11.1	Each Party agrees that all work performed by either Party that may reasonably be expected to affect the other Party shall be performed in accordance with Good Utility Practice and all applicable laws, regulations, safety standards, practices and procedures and other requirements pertaining to the safety of persons or property (including, but not limited to those of the Occupational Safety and Health Administration, the National Electrical Safety Code and those developed or accepted by Transmission Owner and Local Distribution Company for use on their respective systems) and Good Utility

Practice when entering or working in the other Party’s property or facilities or switching area. A Party performing work within the boundaries of the other Party’s facilities must abide by the safety rules applicable to the site.
11.2	Each Party shall be solely responsible for the safety and supervision of its own employees, agents, representatives, and subcontractors.

11.3	Transmission Owner shall immediately report any injuries that occur while working on Local Distribution Company’s property, facilities or switching area to appropriate agencies and Local Distribution Company’s Site Representative. Local Distribution Company shall immediately report any injuries that occur while working on Transmission Owner’s property or facilities or switching area to appropriate agencies and the Transmission Owner’s Site Representative. Each Party will provide the other with its clearing/tagging/lockout procedures. Local Distribution Company’s procedures shall govern clearances requested or initiated by Local Distribution Company on equipment of Local Distribution Company that utilizes the Transmission Owner’s equipment as an isolation device. Transmission Owner’s procedures shall govern clearances requested or initiated by Transmission Owner on equipment of Transmission Owner that utilizes the Local Distribution Company’s equipment as an isolation device.
Article 12. Environmental Compliance and Procedures
12.1	Each Party shall immediately provide verbal notification to the other Party upon the discovery of any Release of any hazardous substance caused by the Party’s operations or equipment that impacts the assets or facilities of the other Party or upon discovery of the Release of any hazardous substance that may reasonably be expected to migrate to, or adversely impact, the property, facilities or operations of the other Party and shall promptly furnish to the other Party copies of any reports filed with any governmental agencies addressing such events. Such verbal notification shall be followed by written notification within twenty-four (24) hours. The Party responsible for the Release of any hazardous substance on the property or facilities of the other Party, or of any hazardous substance that may migrate to, or adversely impact the property, facilities or operations of the other Party shall be responsible for the reasonable cost of performing any and all remediation or abatement activity and submitting all reports or filings required by environmental laws. Advance written notification (except in emergency situations, in which verbal, followed by written notification, shall be provided as soon as practicable) shall be provided by any Party performing any remediation or abatement activity on the property or facilities of the other Party, or that may adversely impact the property, facilities, or operations of, the other Party. Except in emergency situations, such remediation or abatement activity shall be performed only with the consent of the Party owning the affected property or facilities. The Parties agree to coordinate, to the extent necessary, the preparation of site plans, reports or filings required by law or regulation, including but not limited to Spill Prevention, Control and Countermeasures (SPCC) and Stormwater Pollution Prevention Plans (SWPP) required by any regulatory agency of competent jurisdiction.

Article 13. Billings and Payment
13.1	Any invoices payable under this Agreement shall be provided to the other Party under this Agreement within a reasonable time after the first day of each month. Each invoice shall indicate the month in which services were provided, shall fully describe the services rendered and shall be itemized to reflect the services performed or provided. The invoice shall be paid within sixty (60) days of the invoice date.

13.2	Any payments required to be made by Local Distribution Company under this Agreement shall be made to Transmission Owner at the following address:
ITC Midwest LLC
39500 Orchard Hill Place
Novi, MI 48375
Fax: (248) 374-7129
Attention: Accounts Receivable
Any payments required to be made by Transmission Owner under this Agreement shall be made to Local Distribution Company at the following address:
Interstate Power and Light Company
200 First Street SE
P.O. Box 351
Cedar Rapids, IA, 52406-0351
Fax: (319) 786-4492
Attention: Vern Gebhart, Vice President, Customer Service
Operations.
13.3	The rate of interest on any amount not paid when due shall be equal to the Interest Rate in effect at the time such amount became due. Interest on delinquent amounts shall be calculated from the due date of the bill to the date of the payment. When payments are made by mail, bills shall be considered as having been paid on the date of receipt by the other Party. Nothing contained in this Article is intended to limit either Party’s remedies under Article 21 of this Agreement.

13.4	Payment of an invoice shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement, nor shall such payment constitute a waiver of any claims arising hereunder.

13.5	If all or part of any bill is disputed by a Party, that Party shall promptly pay the amount that is not disputed and provide the other Party a reasonably detailed written explanation of the basis for the Dispute pursuant to Article 26. The disputed amount shall be paid into an independent escrow account pending resolution of the Dispute, at which time the prevailing Party shall be entitled to receive the disputed amount, as finally determined to be payable, along with interest accrued at the Interest Rate through the date on which payment is made, within ten (10) business days of such resolution.

13.6	Neither Party shall be responsible for the other Party’s costs of collecting amounts due under this Agreement, including attorney fees and expenses and the expenses of arbitration.
Article 14. Applicable Regulations and Interpretation
14.1	Each Party’s performance under this Agreement is subject to the condition that all requisite governmental and regulatory approvals for such performance are obtained in form and substance satisfactory to the other Party in its reasonable judgment. Each Party shall exercise Due Diligence and shall act in good faith to secure all appropriate approvals in a timely fashion.

14.2	This Agreement is made subject to present or future state or federal laws, regulations, or orders properly issued by state or federal bodies having jurisdiction. This Agreement shall be interpreted pursuant to the laws of the State of Iowa without regard to any conflicts of law principles and to the Federal Power Act and the regulatory agency or agencies having jurisdiction over the particular matter.
Article 15. Force Majeure
15.1	General. Except for the obligation to make any payments under this Agreement, neither Party shall be considered to be in default or breach of this Agreement or liable in damages or otherwise responsible to the other Party for any delay in or failure to carry out any of its obligations under this Agreement if, and only to the extent that, the Party is unable to perform or is prevented from performing by an event of Force Majeure. Notwithstanding the foregoing sentence, neither Party may claim Force Majeure for any delay or failure to perform or carry out any provision of this Agreement to the extent that such Party has been negligent or engaged in intentional misconduct and such negligence or intentional misconduct substantially and directly caused that Party’s delay or failure to perform or carry out its duties and obligations under this Agreement.

15.2	Force Majeure Defined. The term Force Majeure means those events beyond the reasonable control of, and without the fault or negligence of, the Party claiming Force Majeure which, through the exercise of Good Utility Practice, that Party could not have avoided and which, by exercise of Due Diligence, that Party is unable to overcome. Such events include, but are not limited to, the following, to the extent they conform to the foregoing criteria: labor disputes (including a strike) flood; lightning strikes; earthquake; fire; epidemic; war; invasion; riot; civil disturbance; sabotage or vandalism; explosion; insurrection; military or usurped power; action of any court or Governmental Authority, or any civil or military authority de facto or de jure; act of God or the public enemy; or any other event or cause of a similar nature beyond a Party’s reasonable control. Mere economic hardship does not constitute Force Majeure.

15.3	Procedures. A Party claiming Force Majeure must:
15.3.1	give written notice to the other Party of the occurrence of a Force Majeure event no later than three (3) business days after learning of the occurrence of such an event;

15.3.2	use Due Diligence to resume performance or the provision of service hereunder as soon as practicable;

15.3.3	take all commercially reasonable actions to correct or cure the Force Majeure event;

15.3.4	exercise all reasonable efforts to mitigate or limit damages to the other Party, except that neither party shall be required to settle any strike, walkout, lockout or other labor dispute on terms that, in the sole judgment of the Party involved in the dispute, are contrary to its interest; and

15.3.5	provide prompt written notice to the other Party of the cessation of the adverse effect of the Force Majeure event on its ability to perform its obligations under this Agreement.
Article 16. Limitation of Liability
16.1	With respect to claims by and between the Parties under this Agreement, notwithstanding any other provision of this Agreement, liability of each Party shall be limited to direct actual damages, and all other damages at law or in equity are waived. Under no circumstances shall either Party or its affiliates, directors, officers, employees and agents, or any of them, be liable to the other Party, whether in tort, contract or other basis in law or equity for any special, indirect, punitive, exemplary or consequential damages, including without limitation such damages for: loss of profits or revenue from work not performed, loss of use of or under-utilization of the other Party’s facilities, loss of use of revenues, attorneys’ fees, litigation costs and loss of anticipated profits resulting from either Party’s performance or non-performance of an obligation imposed by this Agreement. The limitations on damages specified in this section are without regard to the cause or causes related thereto, including the negligence of any Party, whether such negligence be sole, joint or concurrent, or active or passive. This limitation shall not apply to claims for death, bodily injury or third party claims.
Article 17. Indemnification
17.1	Local Distribution Company’s Indemnification. Subject to the provisions of Article 16, Local Distribution Company shall indemnify, hold harmless and defend Transmission Owner, and its officers, directors, employees, affiliates, managers, members, trustees, shareholders, agents, contractors, subcontractors, affiliates’ employees, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys’ and experts’ fees and reasonable disbursements in connection therewith) for damage to property, or injury to, or death of, any individual, including Transmission Owner’s employees and affiliates’ employees, Local Distribution Company’s employees, or any other third parties, to the extent caused wholly or in part by any act or omission, negligence or otherwise, by Local Distribution Company or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with Local Distribution Company’s performance or breach of this Agreement, or the exercise by Local Distribution Company of its rights hereunder; provided, however, that the provisions of this Section shall not apply if any such injury, death or damage is held to have been caused by the negligence or intentional wrongdoing of Transmission Owner, its agents or employees. In furtherance of the foregoing indemnification and not by way of limitation thereof, Local Distribution Company hereby waives any defense it otherwise might have under applicable workers’ compensation laws.
17.2	Transmission Owner’s Indemnification. Subject to the provisions of Article 16, Transmission Owner shall indemnify, hold harmless and defend Local Distribution Company, its parent and its officers, directors, employees, affiliates, managers, members, trustees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys’ and expert fees and reasonable disbursements in connection therewith) for damage to property, or injury to, or death of any individual, including Local Distribution Company’s employees and affiliates’ employees, Transmission Owner’s employees, or any other third parties, to the extent caused wholly or in part by any act or omission, negligence or otherwise, by Transmission Owner or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with Transmission Owner’s performance or breach of this Agreement, or the exercise by Transmission Owner of its rights hereunder; provided, however, that the provisions of this Section shall not apply if any such injury, death or damage is held to have been caused by the negligence or intentional wrongdoing of Local Distribution Company, its agents or employees. In furtherance of the foregoing indemnification and not by way of limitation thereof, Transmission Owner hereby waives any defense it otherwise might have under applicable workers’ compensation laws.

17.3	Indemnification Procedures. Any Party seeking indemnification under this Agreement shall give the other Party notice of such claim as soon as practicable. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement. Neither Party may settle or compromise any claim for which indemnification is sought under this Agreement without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed. Each Party’s indemnification obligation will survive expiration, cancellation or early termination of this Agreement.
Article 18. Insurance

18.1	(a)	The Parties agree to maintain, at their own cost and expense, general and automobile liability, worker’s compensation, and other forms of insurance relating to their operations for the life of this Agreement in the manner, and amounts, as are usual and customary for similarly situated companies in their respective industries.

(b)	Upon request, each Party shall provide to the other Party, properly executed and current certificates of insurance with respect to all insurance policies required to be maintained by such Party under this Agreement. Certificates of insurance shall provide the following information:
(i)	name of insurance company, policy number and expiration date;

(ii)	the coverage required and the limits on each, including the amount of deductibles or self-insured retentions, which shall be for the account of the Party maintaining such policy;

(iii)	a statement indicating that the other Party shall endeavor to provide at least thirty (30) days’ prior written notice of cancellation of a policy.

(c)	If any insurance is written on a “claims made” basis, the primary insured Party shall maintain the coverage for a minimum of three (3) years after the termination of this Agreement.
Article 19. Several Obligations
19.1	Except where specifically stated in this Agreement to be otherwise, the duties, obligations and liabilities of the Parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture or to impose a trust or partnership duty, obligation or liability or agency relationship on or with regard to either Party. Each Party shall be individually and severally liable for its own obligations under this Agreement.
Article 20. Confidentiality

20.1	(a)	“Confidential Information” shall mean any confidential, proprietary or trade secret information of or relating to a Party, including any plan, specification, pattern, procedure, design, device, list, concept, policy or compilation relating to the present or planned business of a Party, that is designated in good faith as Confidential by the Party supplying the information, whether conveyed orally, electronically, in writing, through inspection or otherwise. Confidential Information shall include, without limitation, all information relating to a Party’s technology, research and development, business affairs, pricing and customer-specific load data that constitutes a trade secret, and any information supplied by either of the Parties to the other prior to the execution of this Agreement.

	(b)	General. Each Party will hold in confidence any and all Confidential Information unless compelled to disclose such information (1) by judicial or administrative process or other provisions of law or as otherwise provided for in this Agreement, or (2) to meet obligations imposed by FERC or by a state or other federal entity or by membership in ERO, RTO, or RRO (including without limitation obligations to disclose to other Transmission Owners). Information required to be disclosed under (b)(l) or (b)(2) above, does not, by itself, cause any information provided by Local Distribution Company to Transmission Owner to lose its confidentiality. Notwithstanding the first sentence of this Section 20.1(b), a Party that receives Confidential Information may disclose the Confidential Information to a third party to the extent such third party needs to know the Confidential Information for the purpose of assisting such Party with respect to such Party’s obligations or rights under this Agreement, provided that any such disclosure shall be consistent with the applicable rules and regulations of FERC, including the FERC Standards of Conduct, and provided further that such Party shall advise said third party of the confidentiality provisions of this Agreement and use its best efforts to require said third party to agree in writing to comply with such provisions. Transmission Owner will develop and file with FERC standards of conduct relating to the sharing of market-related Confidential Information with and by Transmission Owner employees.

(c)	Term: During the term of this Agreement, and for a period of three (3) years after the expiration or termination of this Agreement, except as otherwise provided in this Article 20, each Party shall hold in confidence and shall not disclose to any person Confidential Information.

(d)	Standard of Care: Each Party shall use at lease the same standard of care to protect Confidential Information it receives as that it uses to protect its own Confidential Information from unauthorized disclosure, publication or dissemination.
20.2	Scope: Confidential Information shall not include information that the receiving Party can demonstrate: (1) is generally available to the public other than as a result of disclosure by the receiving Party; (2) was in the lawful possession of the receiving Party on a non-confidential basis prior to receiving it from the disclosing Party; (3) was supplied to the receiving Party without restriction by a third party, who, to the knowledge of the receiving Party, after due inquiry was under no obligation to the disclosing party to keep such information confidential; (4) was independently developed by the receiving party without reference to Confidential Information of the Disclosing Party; (5) is, or becomes, publicly known, through no wrongful act or omission of the receiving Party or breach of this Agreement; or (6) is required, in accordance with Section 20.1(b) of this Agreement, to be disclosed by any federal or state government or agency or is otherwise required to be disclosed by law or subpoena, or is necessary in any legal proceeding establishing rights and obligations under this Agreement. Information designated as Confidential Information will no longer be deemed confidential if the Party that designated the information as confidential notifies the other Party that it no longer is confidential.

20.3	Order of Disclosure. If a court or a government agency or entity with the right power, and apparent authority to do so requests or requires either Party, by subpoena, oral deposition, interrogatories, requests for production of documents, administrative order, or otherwise, to disclose Confidential Information, that Party shall provide the other Party with prompt notice of such request(s) or requirement(s) so that the other Party may seek an appropriate protective order or waive compliance with the terms of this Agreement. The notifying Party shall have no obligation to oppose or object to any attempt to obtain such production except to the extent requested to do so by the disclosing Party and at the disclosing Party’s expense. If either Party desires to object or oppose such production, it must do so at its own expense. The disclosing Party may request a protective order to prevent any Confidential Information from being made public. Notwithstanding the absence of a protective order or waiver, the Party may disclose such Confidential Information as, in the opinion of its counsel, the Party is legally compelled to disclose. Each Party will use reasonable effort to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

20.4	Use of Information or Documentation. Each Party may utilize information or documentation furnished by the disclosing Party and subject to Section 20.1 in any proceeding under Article 26 or in an administrative agency or court of competent jurisdiction addressing any dispute arising under this Agreement, subject to a confidentiality agreement with all participants (including, if applicable, any arbitrator) or a protective order.

20.5	Remedies Regarding Confidentiality. The Parties agree that monetary damages by themselves will be inadequate to compensate a Party for the other Party’s breach of its obligations under Article 20. Each Party accordingly agrees that if such Party breaches or threatens to breach its obligations under Article 20, the other Party shall be entitled to equitable relief, by way of injunction or otherwise.
Article 21. Breach, Default and Remedies
21.1	General. A breach of this Agreement (“Breach”) shall occur upon the failure by a Party to perform or observe a material term or condition of this Agreement. A default of this Agreement (“Default”) shall occur upon the failure of a Party in Breach of this Agreement to cure such Breach in accordance with Section 21.4.

21.2	Events of Breach. A Breach of this Agreement shall include:
(a)	the failure to pay any amount when due;

(b)	the failure to comply with any material term or condition of this Agreement, including but not limited to any material Breach of a representation, warranty or covenant made in this Agreement;

(c)	a Party’s abandonment of its work or the facilities contemplated in this Agreement;

(d)	a Party’s: (1) insolvency; (2) filing of a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or consent to the filing of any bankruptcy or reorganization petition against such Party under any similar law;

(3)general assignment for the benefit of such Party’s creditors; or (4) consent to the appointment of a receiver, trustee or liquidator;

(e)	assignment of this Agreement in a manner inconsistent with the terms of this Agreement;

(f)	either Party’s failure to provide such access rights, or attempt to revoke or terminate such access rights, as provided under this Agreement; or

(g)	failure of either Party to provide information or data to the other Party as required under this Agreement, provided that the Party entitled to the information or data under this Agreement requires such information or data to satisfy its obligations under this Agreement.
21.3	Continued Operation. Except as specifically provided in this Agreement, in the event of a Breach or Default by either Party, the Parties shall continue to operate and maintain, as applicable, facilities and appurtenances that are reasonably necessary for the Transmission Owner to operate and maintain the Transmission System, or for the Local Distribution Company to operate and maintain the Distribution System, in a safe and reliable manner.

21.4	Cure and Default. Upon the occurrence of an event of Breach, the non-Breaching Party, when it becomes aware of the Breach, shall give written notice of the Breach to the Breaching Party and to any other person a Party to this Agreement identifies in writing to the other Party in advance. Such notice shall set forth, in reasonable detail, the nature of the Breach, and where known and applicable, the steps necessary to cure such Breach. Upon receiving written notice of the Breach hereunder, the Breaching Party shall have thirty (30) days, to cure such Breach. If the Breach is such that it cannot be cured within thirty (30) days, the Breaching Party will commence in good faith all steps as are reasonable and appropriate to cure the Breach within such thirty (30) day time period and thereafter diligently pursue such action to completion. In the event the Breaching Party fails to cure the Breach, or to commence reasonable and appropriate steps to cure the Breach, within thirty (30) days of becoming aware of the Breach, the Breaching Party will be in Default of the Agreement. In the event of a Default, the non-Defaulting Party has the right to seek to terminate the Agreement or take whatever action at law or equity as may be permitted under this Agreement. Any termination under this Agreement shall not take effect until FERC either authorizes the termination of this Agreement or accepts written notice of its termination.

21.5	Abandonment. Upon abandonment as referenced in article 21.2.c above, the non-abandoning party shall have the right to purchase the abandoned facilities at the net book value multiplied by the Net Premium Multiple.

21.6	Right to Compel Performance. Notwithstanding the foregoing, upon the occurrence of an event of Default, the non-Defaulting Party shall be entitled to commence an action to require the Defaulting Party to remedy such Default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof, and exercise such other rights and remedies as it may have in equity or at law.
Article 22. Term
22.1	Term. Subject to Article 22.2, this Agreement shall become effective as of the Effective Date and shall continue in full force and effect for an initial period of twenty (20) years and shall be automatically renewed for each successive one-year period thereafter on the anniversary of the Effective Date.

22.2	Termination on Default. This Agreement may be terminated upon a Party’s Default in accordance with the provisions of Article 21.

22.3	Material Adverse Change.
(a)	In the event of a material change in law or regulation that adversely affects, or may reasonably be expected to adversely affect, either Party’s performance under this Agreement (“Material Adverse Change”), the Parties will negotiate in good faith any amendment or amendments to the Agreement necessary to adapt the terms of this Agreement to such change in law or regulation, and Transmission Owner shall file such amendment or amendments for acceptance by FERC, as applicable. Material Adverse Changes shall include without limitation:
(i)	refusal by FERC to accept this Agreement for filing without material modification or condition;

(ii)	prevention by ERO, RTO, or RRO, in whole or in part, of either Party from performing any provision of this Agreement in accordance with its terms; and

(iii)	implementation by FERC, the United States Congress, any state, or any federal or state regulatory agency or commission of any change in any law, regulation, rule or practice that materially affects or is reasonably expected to materially affect either Party’s ability to perform under this Agreement.
(b)	If the Parties are unable to reach agreement on any such amendments, then the Parties shall continue to perform under this Agreement to the maximum extent possible, taking all reasonable steps to mitigate any adverse effect on each other resulting from the material change in law or regulation. If the Parties are unable to reach agreement on any such amendments, Transmission Owner shall have the right to make a unilateral filing with FERC to modify this Agreement pursuant to Section 205 of the Federal Power Act and Local Distribution Customer shall have the right to make a unilateral filing with FERC to modify this Agreement pursuant to Section 206 of the Federal Power Act. Each Party shall have the right to protest any such filing by the other Party and to participate fully in any proceeding before FERC.

22.4	Regulatory Filing. The Transmission Owner shall file this Agreement with FERC as a rate schedule within the meaning of 18 C.F.R. Part 35. Local Distribution Company agrees to cooperate reasonably with Transmission Owner with respect to such filing and to provide any information, including testimony reasonably requested by Transmission Owner, needed to comply with applicable regulatory requirements.

22.5	Survival. The applicable provisions of this Agreement shall continue in effect during dispute resolution (as provided for in Article 26) and after expiration, cancellation or termination hereof to the extent necessary to provide for final billings, billing adjustments and the determination and enforcement of liability and indemnification obligations arising from acts or events that occurred while this Agreement was in effect.
Article 23. Amendment
23.1	Section 205 and 206 Rights. Notwithstanding any other provision in this Agreement to the contrary any Party may unilaterally make application to FERC under Section 205 or 206 of the Federal Power Act and/or pursuant to FERC’s rules and regulations promulgated thereunder for a change in any rate, term, condition, charge, classification of service, rule or regulation under or related to this Agreement. The standard of review FERC shall apply when acting on proposed modifications to this agreement, either on FERC’s own motion or on behalf of a signatory or a non-signatory, shall be the “just and reasonable” standard of review rather than the “public interest” standard of review.

23.2	Amendments. Except as provided for in Section 23.1 above, this Agreement may only be modified, amended, changed or supplemented in writing signed by both Parties.
Article 24. Assignment/Change in Corporate Identity
24.1	Transmission Owner Assignment Rights. Transmission Owner may not assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Local Distribution Company, which consent shall not be unreasonably withheld; provided however, that Transmission Owner may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Local Distribution Company and may assign this Agreement to any entity or entities (collectively, the “Surviving Transmission Entity”) in connection with a merger, consolidation, or reorganization, provided that the Surviving Transmission Entity or assignee owns the Transmission System and agrees in writing to be bound by all the obligations and duties of Transmission Owner provided for in this Agreement.

24.2	Local Distribution Company Assignment Rights. Local Distribution Company may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of Transmission Owner, which consent shall not be unreasonably withheld; provided however, that Local Distribution Company may, without the consent of Transmission Owner, and by providing prior reasonable notice under the circumstances to Transmission Owner, assign, this Agreement to any entity or entities (collectively, the “Surviving Distribution Entity”) in connection with a merger, consolidation, or reorganization, provided that the Surviving Distribution Entity or assignee owns the Local Distribution System, agrees in writing to be bound by all the obligations and duties of Local Distribution Company provided for in this Agreement.

24.3	Assigning Party to Remain Responsible. Any assignments authorized as provided for in this Article will not operate to relieve the Party assigning this Agreement or any of its rights, interests or obligations hereunder of the responsibility of full compliance with the requirements of this Agreement unless (a) the other Party consents (which consent shall not be unreasonably withheld), and (b) the assignee agrees in writing to be bound by all of the obligations and duties of the assigning Party provided for in this Agreement.

24.4	This Agreement and all of the provisions hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.
Article 25. Subcontractors
25.1	Nothing in this Agreement shall prevent the Parties from utilizing the services of subcontractors as they deem appropriate; provided, however, that the Parties agree that, where applicable, all said subcontractors shall comply with the terms and conditions of this Agreement.

25.2	Except as provided herein, the creation of any subcontract relationship shall not relieve the hiring Party of any of its obligations under this Agreement. Each Party shall be fully responsible to the other Party for the acts and/or omissions of any subcontractor it hires as if no subcontract had been made. Any obligation imposed by this Agreement upon the Parties, where applicable, shall be equally binding upon and applicable to any subcontractor.

25.3	No subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement.

25.4	The obligations under this Article 25 shall not be limited in any way by any limitation on subcontractors’ insurance.

25.5	Each Party shall require its subcontractors to comply with all federal and state laws regarding insurance requirements and shall maintain standard and ordinary insurance coverages.
Article 26. Dispute Resolution
26.1	Any claim or dispute that either Party may have against the other arising out of or relating to this Agreement or the breach, termination or validity thereof (any such claim or dispute, a “Dispute”) shall be submitted in writing to the other Party no later than the latter of: (i) sixty (60) days after the circumstances that gave rise to the Dispute have taken place, or (ii) sixty (60) days of discovery of such circumstances. The submission of any Dispute shall be made to either Local Distribution Company’s Site Representative or Transmission Owner’s Site Representative, and shall include a concise statement of the question or issue in dispute, together with a statement listing the relevant facts and documentation that support the claim. In the event Transmission Owner’s Site

Representative and Local Distribution Company’s Site Representative are unable in good faith to resolve their disagreement satisfactorily within thirty (30) days from the receipt of notice of the Dispute, either Party may by written notice to the other refer the Dispute to their respective senior management.

26.2	If any Dispute arising hereunder is not resolved within thirty (30) days after notice thereof to the other Party, the Parties shall follow the Dispute Resolution procedures in Exhibit 9 hereto.
Article 27. Miscellaneous Provisions
27.1	This Agreement shall constitute the entire agreement between the Parties hereto relating to the subject matter hereof. In all other respects, special contracts or superseding rate schedules shall govern Transmission Owner’s transmission service to Local Distribution Company.

27.2	No failure or delay on the part of Transmission Owner or Local Distribution Company in exercising any of its rights under this Agreement, no partial exercise by either Party of any of its rights under this Agreement, and no course of dealing between the Parties shall constitute a waiver of the rights of either Party under this Agreement. No waiver shall be effective other than by a written instrument signed by the Party granting such waiver, and no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

27.3	Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties hereto any rights, interests, obligations or remedies hereunder.

27.4	In the event that any clause or provision of this Agreement or any part hereof shall be held to be invalid, void, or unenforceable by any court or other Governmental Authority of competent jurisdiction, said holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, and the Parties shall endeavor in good faith to replace such invalid or unenforceable provisions with a valid and enforceable provision that achieves the purposes intended by the Parties to the greatest extent permitted by law.

27.5	The Parties hereto agree to execute and deliver promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information that may be reasonably requested in order to effectuate the transactions contemplated hereby. The Parties agree to cooperate and assist each other in acquiring any regulatory approval necessary to effectuate this Agreement.

27.6	The Article and Section headings herein are inserted for convenience only and are not to be construed as part of the terms hereof or used in the interpretation of this Agreement.

27.7	In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” in this Agreement shall mean including without limitation.

27.8	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

27.9	Each Party shall act as an independent contractor with respect to the provision of services hereunder.

27.10	Nothing in this Agreement addresses, or is intended to address, the interconnection service, and standards governing such service, provided by Transmission Owner to interconnect the Transmission System with the generating facilities of the Local Distribution Company or to any generating facilities of any entity affiliated with the Local Distribution Company.

27.11	Affiliate Status of Parties. For purposes of this Agreement, neither Party shall be considered an affiliate of the other.

27.12	Mutual Agreement. Whenever the Parties are called upon to review, approve or mutually agree regarding any provision of this Agreement, such review, approval or mutual agreement shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, Transmission Owner and Local Distribution Company have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

ITC MIDWEST LLC
By:
Name:
Title:

INTERSTATE POWER AND LIGHT COMPANY
By:
Name:
Title:

Exhibit 1
Identification of the Interconnection Points and Equipment
The Interconnection Points between the Transmission Owner and Local Distribution Company, for purposes of this agreement are detailed in Attachment A — Transmission Switching Diagrams. Attachment A may be updated from time to time as Interconnection Points between the Transmission Owner and Local Distribution Company are added or deleted.
The Interconnection Point between the Transmission Owner and the Local Distribution Company shall be defined as the transmission side of the disconnect device serving the Local Distribution Company.

Exhibit 2
Contact Information For Local Distribution Company’s Site Representatives
and Transmission Owner’s Site Representatives
Local Distribution Company’s Contact List
Vice President Customer Operations
Interstate Power and Light
200 First St SE
Cedar Rapids, Iowa 52401-1409
Transmission Owner’s Contact List
Vice President, Operations
ITC Midwest LLC
39500 Orchard Hill Place
Suite 200
Novi, Michigan 48375

Exhibit 3
Transmission Company Switching Procedures
The enclosed Transmission Company Switching Procedure is a document that may be modified from time to time. The version attached is the latest as of the date the Interconnection Agreement was executed. It is the responsibility of the Local Distribution Company to confirm with Transmission Company the latest approved version of the procedure.

SWITCHING, TAGGING, AND WORKER PROTECTION AT ITC
MIDWEST TRANSMISSION / IPL DISTRIBUTION INTERFACES

Category:	External Entity Interface
Type:	Operations/IPL System Control
Document:	EEI-055
Owner:	Pat Maurer, Director Real Time Operations
Date/Revision	10/26/2007 000
Approval:	Elizabeth Howell, Vice President, Operations

*	ITC Midwest is referred to herein as ITC
1.	INTRODUCTION
1.1.	ITC Midwest is referred to herein as ITC.

1.2.	The purpose of this procedure is to outline the required process when switching and/or tagging is required by Interstate Power & Light (IPL) Distribution Dispatch Center (DDC) and/or ITC to accommodate scheduled or unscheduled outages/work. It also outlines the method for applying an IPL Hold Card/ ITC Red Personal Protective Tag for Worker Protection for another company.
2.	SCOPE AND RESPONSIBILITY
2.1.	This procedure applies to the ITC Operations Control Room (OCR) and IPL DDC.
3.	REFERENCES
3.1.	N/A
4.	PRECAUTIONS
4.1.	Protection — Assurance provided from one company to another that appropriate equipment has been de-energized, isolated through the use of ITC Red Personal Protective Tags/ IPL Hold Cards, and will not be reenergized by the action(s) of the providing company.

4.2.	Clearance — Both IPL and ITC use the term “Clearance” as an internal control measure and define it as the following:
4.2.1.	IPL — “The control of de-energized equipment or line section given to a person responsible for clearance by an authorized person. Clearance shall include and identify where tags are located; where system grounds are applied, if any; what adjacent equipment is energized and a reminder to test for voltage and install personal protective grounds.”

PROPRIETARY, CONFIDENTIAL OR PRIVILEGED INFORMATION
Verify Current Version Prior to Use — Uncontrolled When Printed

Version # 000	Page 1 of 7	Doc. ID: EEI-055

SWITCHING, TAGGING, AND WORKER PROTECTION AT ITC
MIDWEST TRANSMISSION / IPL DISTRIBUTION INTERFACES
4.2.2.	ITC — “The minimum approach distance between energized assets.”
4.3.	Clearing — ITC uses the term “Clearing” or “Clear” as an internal control measure and defines it as the following:
4.3.1.	“The releasing of protection.”
4.4.	Working Clearance — IPL uses the term “working clearance” as an internal control measure and defines is as the following:
4.4.1.	“When clearance has been received and the equipment has been tested and personal protective grounds have been installed or the equipment has been isolated in an approved manner.”
4.5.	NOTE: Because of the differing definitions, the term “Clearance” will NOT be used between companies.
5.	PROCEDURE
5.1.	Emergency switching to protect life or limb does not require pre- notification to either party; however, a verbal report will be issued between IPL DDC and the ITC Transmission System Coordinator (TSC), as soon as possible, after the event.

5.2.	IPL DDC will direct all switching operations on equipment owned by IPL.

5.3.	The ITC TSC will direct all switching operations on equipment owned by ITC.

5.4.	IPL Switching Coordinator and ITC Shutdown Coordinator will utilize good operating practices when coordinating operations that require joint switching and tagging operations. All operations will ensure that safety and reliability are maintained to regulatory and corporate standards (including the application of Caution Tags, when appropriate).

5.5.	The IPL Senior Resource Coordinator and ITC TSC will discuss all operations for the day. This call should occur between 0001 hours and 0600 hours, Central time.

5.6.	If either party is unable to meet joint switching commitments, a call will be initiated immediately to notify the other Control Center.

5.7.	Prior to beginning switching operations, the IPL Senior Resource Coordinator and ITC TSC will allow sufficient time to coordinate switching efforts between the two Control Centers.

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SWITCHING, TAGGING, AND WORKER PROTECTION AT ITC
MIDWEST TRANSMISSION / IPL DISTRIBUTION INTERFACES
5.8.	Outages fall into two major categories:
5.8.1.	Scheduled — Contact and coordination between the IPL Switching Coordinator and the ITC Shutdown Coordinator.

5.8.2.	Unscheduled — Contact and coordination between IPL DDC and the ITC TSC.
5.9.	Tagging For Protection: The IPL Hold Cards & ITC Red Personal Protective Tags are used for worker protection. When a potential source of electrical energy exists that is not under the control of the company taking the outage, that company must contact the asset owner and request “protection” for their worker(s).
5.9.1.	The company taking the outage will request the asset owner to provide Protection for interconnecting equipment:
5.9.1.1.	IPL System Control will contact the ITC TSC and state the following:
5.9.1.1.1.	“I am the IPL Senior Resource Coordinator and I am requesting Protection on (named equipment) for IPL DDC.”

5.9.1.1.2.	The ITC TSC will repeat the instructions back word for word.
5.9.1.2.	For ITC, the TSC will contact IPL DDC and state the following:
5.9.1.2.1.	“The ITC TSC is requesting Protection from IPL DDC at (named equipment).”

5.9.1.2.2.	The IPL DDC Senior Resource Coordinator will repeat the instructions back word for word.
5.9.2.	The asset owner of the device(s) involved will, in accordance with their safety rules/tagging procedure:
5.9.2.1.	Open the device(s);
5.9.2.1.1.	Apply Hold Card(s)/Red Personal Protective Tag(s) for Protection.

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SWITCHING, TAGGING, AND WORKER PROTECTION AT ITC
MIDWEST TRANSMISSION / IPL DISTRIBUTION INTERFACES
5.9.3.	The asset owner will contact either IPL DDC or the ITC TSC, as appropriate, and state the following:
5.9.3.1.	The IPL Senior Resource Coordinator will contact ITC TSC and state the following “I am providing you with Protection on (named equipment) for ITC TSC with Hold Card XXXXX installed at 0000 hours.” (Central time)

5.9.3.2.	ITC TSC will repeat the instructions back word for word.

5.9.3.3.	The ITC TSC will contact the IPL Senior Resource Coordinator and state the following “I am providing you with Protection on (named equipment) at 0000 hours.” (Central time)

5.9.3.4.	The IPL DDC Senior Resource Coordinator will repeat the instructions back word for word.
5.9.4.	When protection is no longer needed, the company holding the Protection will release the Protection to the asset owner.
5.9.4.1.	IPL DDC will contact the ITC TSC and state the following:
5.9.4.1.1.	“I am reporting clear of Protection on (named equipment) on behalf of IPL DDC at 0000 hours.”

5.9.4.1.2.	ITC TSC will repeat the instructions back word for word.
5.9.4.2.	For ITC, the TSC will contact IPL DDC and state the following:
5.9.4.2.1.	“ITC TSC is reporting clear of Protection at (name equipment) releasing Hold Card XXXXX at 0000 hours.”

5.9.4.2.2.	The IPL DDC Senior Resource Coordinator will repeat the instructions back word for word.
5.10.	Note: At no time will either company hang a tag on the other company’s device.

5.11.	Note: Applying a Hold Card/Red Personal Protective Tag for worker protection to an outside company does not preclude either company from

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SWITCHING, TAGGING, AND WORKER PROTECTION AT ITC
MIDWEST TRANSMISSION / IPL DISTRIBUTION INTERFACES
applying additional Hold Card(s)/Red Personal Protective Tag(s) to the same device to provide Protection to their own employees.
6.	ATTACHMENTS
6.1.	ITC Red Tag

6.2.	IPL Hold Card
7.	MISCELLANEOUS
7.1.	N/A
8.	APPROVALS

Owner:	Date:

Approver:	Date:
9.	REVISION HISTORY

	Revision	Individual
Date	Number	Making Edits	Reason / Comments
xx/xx/2007

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SWITCHING, TAGGING, AND WORKER PROTECTION AT ITC
MIDWEST TRANSMISSION / IPL DISTRIBUTION INTERFACES
ITC System Tags:
ITC Local Tags:

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SWITCHING, TAGGING, AND WORKER PROTECTION AT ITC
MIDWEST TRANSMISSION / IPL DISTRIBUTION INTERFACES
IPL Tags:

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Exhibit 4
Local Distribution Company Switching Procedures
The enclosed Local Distribution Company Switching Procedure is a document that may be modified from time to time. The version attached is the latest as of the date the Interconnection Agreement was executed. It is the responsibility of the Transmission Company to confirm with Local Distribution Company the latest approved version of the procedure.

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1.	PURPOSE

This practice establishes procedures necessary to:
•	Schedule pre-arranged circuit and equipment outages

•	Safely de-energize lines and equipment

•	Create and maintain safe working conditions once the circuit/equipment has been de-energized

•	Safely re-energize lines and equipment when work has been completed.
This practice supplements safety rule requirements of each pre-merger company. This practice shall not circumvent requirements of the individual utilities’ safety rules.
2.	GENERAL INFORMATION AND RESPONSIBILITIES
a.	The American Transmission Company — System Operations Center (SOC)
1)	The SOC is an entity owned and operated by the American Transmission Company and is responsible for transmission system switching. Transmission switching requests shall be made to and coordinated through the SOC. For the purpose of this practice, Alliant Energy Corporation defines transmission as follows:

Wisconsin: Lines and transformers with a voltage of 34.5 kV or higher. Iowa, Illinois, and Minnesota: Lines and transformers with a voltage of 69 kV or higher.

2)	The SOC shall communicate specific switching instructions directly, or indirectly through the appropriate Distribution Dispatch Center (DDC), or to those persons actually performing the switching. The SOC shall notify the appropriate DDC of switching being done by the SOC.

3)	The SOC shall keep records of transmission switching. However, if switching is performed through the DDC, the DDC shall also keep a record.

4)	The SOC is responsible for coordinating scheduling of transmission switching when Municipals, Cooperatives, Regional Security Centers (MISO), or other companies/entities are involved. The SOC may delegate this responsibility to other entities.

5)	The Manager of Transmission System Operations is responsible for approving submitted “Request for Clearance” forms, and for final approval of switching sequences. The Manager of Transmission System Operations may delegate this responsibility to other qualified personnel.

6)	The Manager of Transmission System Operations shall train SOC personnel on this practice and subsequent changes.

7)	The Manager of Transmission System Operations shall provide this practice to other entities that perform transmission switching.

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b.	Distribution Dispatch Centers (DDC)
1)	DDC West Operations — AE IP&L
a)	DDC is responsible for directing switching on the Alliant Energy IP&L distribution systems. The DDC shall communicate specific switching instructions directly, or indirectly, to those persons actually performing the switching. The DDC shall notify the SOC of any switching that may affect the transmission system.

b)	The DDC shall keep records of distribution switching and transmission switching they perform.

c)	Pre-arranged distribution outage requests shall be made to and coordinated through the DDC.

d)	The DDC manager or operations manager is responsible for approving submitted distribution Request for Clearance forms, and for final approval of switching sequences. The DDC manager may delegate this work to trained and qualified personnel.

e)	The DDC manager shall train DDC personnel on this practice and subsequent changes.

f)	DDC is responsible for coordinating scheduling with other companies involved in the switching.
2)	DDC East Operations — AE WP&L
a)	The DDC shall notify the SOC of any switching that may affect the transmission system.

b)	The DDC shall keep records of distribution switching and transmission switching they perform.

c)	The overhead operations manager is responsible for approving distribution Request for Clearance forms, and for final approval of switching sequences. The overhead operations manager may delegate this work to trained and qualified personnel.

d)	The DDC manager shall train DDC personnel on this practice and subsequent changes.
c.	Duane Arnold Energy Center (DAEC) Switchyard
1)	Exhibit B of the Nuclear Power Plant Operating Service Agreement between Alliant Energy-IESU and the Nuclear Management Company (NMC) specifies the scope, responsibilities and requirements for coordination and control of access, design, operation and maintenance of the DAEC switchyard, associated equipment and transmission lines. It requires that Alliant obtain NMC review and approval for any procedure changes, design changes, tests and changes to other activities which might affect compliance with DAEC’s operating license or regulatory commitments involving the DAEC’s switchyard and associated equipment and transmission lines.

2)	The DAEC Operations Shift Supervisor (319-851-7266) will act as the initial point of contact for all issues regarding coordination and control of DAEC switchyard access, design, operation, testing and maintenance.

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d.	“Held for” Person
1)	The “held for” person is the person in whose name the clearance is placed. Examples of a “held for” person can include, but are not limited to, Project Managers, Supervisors, System Operators, Journeyman Lineman, Substation Electricians, and Dispatchers.

2)	The “held for” person shall safely manage protective clearance for those working on the project.

3)	The “held for” person can also be the “responsible” person.
e.	Switch person
1)	A switch person is a qualified worker involved in the physical switching or operation of lines and equipment.

2)	Personnel involved in the switching process shall know their responsibility and how it fits with the switching operation.
f.	“Responsible” Person
1)	The “responsible” person is accountable for the pre-coordination of the project and has overall responsibility for the project. Specifically, this involves working with the appropriate dispatch center and crews to schedule the project. Examples of a “responsible” person can include, but are not limited to, Project Managers, Supervisors, System Operators, Journeyman Lineman, Substation Electricians, and Dispatchers.

2)	The “responsible person” can also be the “held for” person.
g.	Switching Sequences
1)	All parties involved shall review the pre-arranged switching sequence. Prior to switching, all parties should be provided a copy of the approved “Request for Clearance”.

2)	Changes to the switching sequence shall be communicated to those affected by the change. To avoid switching errors, changes should be kept to a minimum.

3)	In emergencies, switching may be performed without prearranged switching sequences. All other procedures shall be followed, (i.e., safety rules, hold cards and caution cards, trained and qualified employees, etc.)
h.	Communications
1)	Switching orders should be communicated with the company radio so everyone in the area is aware of switching in progress.

2)	To confirm dear understanding, the receiver shall repeat orders and operations.

3)	When a device is operated remotely, (from the substation control house, via supervisory control from the SOC/DDC, etc..) the person operating the device should notify anyone that could be startled by

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the operation, (i.e. before operating a circuit breaker remotely, verify all people known to be working near the breaker have been notified.)
i.	General Carding Operations
1)	Clearances shall not be granted or released on a pre-determined time basis.

2)	Hold cards shall be attached such that the device cannot be operated without removing or seeing the card. On motor operated switches, the hold card should be placed on the coupler mechanism lock. On individually operated three phase switches, the hold card should be attached to the center blade. On pole-mounted switches without a mechanical lock, the hold card shall be securely attached to the pole/structure in a conspicuous location, and such that it will not be accidentally displaced.

3)	A visible open shall be provided for clearance. An open circuit breaker or other device without visible contacts shall not be used as the separation between the work area and the source.
3.	TAGS AND HOLD CARDS

Four types of tags are used to protect personnel, lines, and equipment, inhibit Supervisory Control And Data Acquisition (SCADA) operation, and provide information:
a.	Hold Card
1)	A hold card is a physical card prohibiting operation of a specific switch, device, valve or circuit.

2)	When a switch or other device is opened for clearance, a hold card shall be placed to prevent operation. Placement of the hold card signifies the device/switch shall not be operated until the “held for” person has released the clearance and the hold card has been removed.

3)	Each Hold Card shall have a pre-printed unique number and include the following information:
Switch/Device number the card is assigned to
Name of the “held for” person
Name of person opening the switch or verifying the switch is already open
Date and time the switch was opened or verified opened
Clearance/Control job number (optional)
4)	If two or more crews are working independently on the same circuit/equipment, each crew shall have and place it’s own hold cards.

5)	If one person will oversee multiple crews working on the same circuit/equipment, one set of hold cards shall be issued in this person’s name.

6)	Records of hold card placement shall be kept at the control center issuing the cards.
b.	Caution Card
1)	A caution card is a physical card placed on a device indicating information, instruction, or non clearance warnings.

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2)	Records of caution card placement during switching operations shall be kept at the appropriate control center.

3)	Caution cards shall be placed on devices/switches where reclosing has been disabled for “hot line” work.

4)	Caution Cards should be placed where operation of a device may cause damage to circuits/equipment, interruption of customer service, or other problems. Some examples include closing an out of phase point, closing into an overload condition, and closing a normally open switch.

5)	Each Caution Card shall have a pre-printed unique number and shall include the following information:
Name of the person placing the card
Reason for placement
Date and time the card was placed
Area for “Remarks”, i.e. information, instruction, non-clearance warning(s), single shot, held for person, condition of equipment, etc.
Switch, valve, or equipment number
c.	Information Tag
1)	An information tag is placed on an Energy Management System (EMS) display. This tag provides information to the system operator or distribution dispatcher.

2)	Information Tags shall be used where general information for line and equipment operation or protection is necessary. Information Tags shall not be used for clearance.
d.	Inhibit Tag
1)	An inhibit tag is a tag placed on an EMS display associated with a Supervisory Control and Data Acquisition (SCADA) controlled device.

2)	Inhibit Tags block EMS control. Inhibit tagging should be used to block SCADA operation of devices in close proximity to field personnel in order to avoid startling of personnel.

3)	Inhibit Tags shall be used as system conditions warrant. An Iinhibit Tag placed on the EMS system shall show the reason for inhibit in the tags electronic posting area.

4)	When a device is being held open for clearance, and its associated breaker or switching device can be remotely controlled via SCADA system, it shall be rendered inoperable. A software inhibit tag shall be placed on the SCADA to prevent the associated device from being operated. Placement of the inhibit tag shall be recorded on the switching sequence form.
4.	REQUESTING CIRCUIT AND EQUIPMENT OUTAGES
a.	(Applies to Transmission Operations and Alliant Energy IP&L Distribution Operations) — The “responsible person” shall request, or designate a person to request, switching to the appropriate control center. The request should be made using the standard Alliant Energy “Request for Clearance” (form 75-0506) or

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ATC’s “Work Request” form. The control center shall request additional information as necessary to better understand the work and required clearance.

b.	(Applies to Transmission Operations and Alliant Energy IP&L Distribution Operations) — Pre-arranged clearance requests shall be submitted allowing adequate time for evaluation of outages and system effects. Except for special circumstances, transmission outage requests received later than Wednesday of the week prior to the outage shall not be considered.

c.	Where the electrical configuration of the system does not match the switch maps or where the work will change the system configuration, a one-line diagram shall be submitted with the clearance request.

d.	Information regarding upcoming major projects should be communicated to the appropriate control center as soon as possible.
5.	SCHEDULING CLEARANCES

The SOC, DDC or overhead operations manager is responsible for coordinating and finalizing the job schedule. The overhead operations manager may delegate this work to trained and qualified personnel. The following shall be completed as necessary:
a.	Review the request and secure additional data related to the job.

b.	Check for conflicts, including transfer capability impacts for the requested period.

c.	Request and perform load flow studies.

d.	Notify and coordinate with other entities.

e.	Prepare, and/or approve, a step-by-step procedure for de-energization, clearance, and re-energization of circuits or equipment. If there is question as to who should prepare the switching sequence, the “responsible person” and the appropriate control center shall discuss the clearance needed and determine responsibility for preparing the “Request for Clearance” form. The SOC, DDC or operations manager shall prepare sequences requiring system reconfiguration that would not be apparent to the requester.

f.	The “held for” person shall review and verify accuracy of the prepared switching sequence. Review should be completed far enough in advance allowing time for changes/corrections.
6.	SWITCHING OPERATIONS
a.	Circuit and Equipment Isolation
1)	Switching shall be completed per the safety rules of the respective company. Switching steps shall be completed as listed on the approved “Request for Clearance” form. Deviations from the written procedure shall be approved the SOC, DDC, or the operations manager and the “held for” person.

2)	Prior to operation, the switchperson shall verify the equipment position (open/close), and inspect the equipment for defects and other operating conditions.

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3)	Oral switching orders shall be given per the approved request for clearance. Orders shall be read back, word for word, to avoid misunderstanding.

4)	Information recorded on tags shall be legible and complete.

5)	Following the operation and placement of a card, the switch person shall inform the control center with necessary information, information including, but not limited to:
Name or number of device operated.
Time the device was operated.
Pre-printed number of the card placed.
Name of “held for” person.
Verification of the switch status/position
6)	When the control center has determined all steps have been completed, they shall notify the “held for” person. The notification shall include card numbers, device(s) on which cards were placed, time operated, and the switch person’s name.

7)	The “held for” person shall record and read back hold card numbers and device(s) numbers. When the “held for” person and the control center operator agree the steps have been completed with proper clearance points, the operator shall grant permission to proceed with the work.

8)	The control center shall maintain a database of active hold cards and caution cards. The control center shall use card numbers to track the status of carding activity.
b.	Protective Grounding and Performing Work
1)	The “held for” person shall verify proper clearance has been obtained.

2)	The “held for” person is responsible for protective grounding. Protective grounding shall be completed as required per Electric Operating Practice 104. Placement of grounding locations shall be recorded on the Switch Sequence Form.

3)	The “held for” person shall inform the control center of deviations to the original work schedule as they become apparent.
c.	Releasing Clearance
1)	Prior to the release of clearance, the “held for” person shall confirm that all workers and equipment are in the clear and all protective grounds are removed.

2)	When releasing clearance, the “held for” person shall identity them self to the control center operator. The control center shall verify the identity of the caller. The control center shall not authorize clearance release unless assured of the caller identity.

3)	Release of clearance shall include:
Hold card and/or caution card numbers.
Device name, number, and/or location associated with each card.
Date and time of clearance release.

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Statement that protective grounds are verified removed and all personnel are in the clear.

4)	The control center shall verify the numbers of the hold or caution cards released match with the associated device and “held for” person on record.

5)	The control center shall verify no changes have occurred on the system that may require change in the planned restoration sequence.
d.	Returning Circuits and Equipment to Service
1)	Switching to reenergize circuits and equipment shall be completed per the safety rules of the respective company. Switching shall be completed as listed on the approved “Request for Clearance” form. The SOC, DDC or operations manager, and “held for” person shall approve deviations from the written procedure. To avoid switching errors, changes should be kept to a minimum.

2)	Oral switching orders shall be given per the approved request for clearance. Orders shall be read back, word for word, to avoid misunderstanding.

3)	Following the completion of the operation ordered, the switch person shall provide the control center with necessary information, including, but not limited to:
Name or number of device operated.
Time the device was operated.
Number of the card removed from the device.
Verification of switch status/position.
Name of person operating or verifying switch position.
4)	The control center shall verify all steps to return circuits and equipment to normal operation are completed.
e.	Switching With Other Companies (Utilities, REAs, RECs, Municipals)
1)	When switching with other companies, communications regarding switching shall take place between the respective control centers. Unless a written switching agreement is in place, Alliant Energy control centers shall not give switching orders directly to other company’s field personnel.

2)	If the switching requires Alliant Energy personnel operate and card Alliant Energy circuits and equipment in providing necessary clearance for other company work, the appropriate card shall be placed and “held for” the other company system operator. Hold and caution card numbers shall be passed on to the other company’s control center. It shall be that company’s’ responsibility to keep a record of the card numbers as a “held for” entity.

3)	If the switching requires another company operate and card their circuits and equipment to provide Alliant Energy personnel with the clearance to work on Alliant Energy circuits and equipment, the hold card(s) on the other company’s circuits and equipment shall be “held for” the Alliant Energy System Operator or DDC operator. The Alliant Energy System Operator or DDC operator shall relay hold card numbers to the “held for” person responsible for the overall job clearance.

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f.	Switching in Generating Station Switchyards
1)	Alliant Energy shall train generating station personnel who perform generating station substation switching. Generating station operating personnel shall maintain the experience of routine switching operations. Plant personnel who perform switching shall switch at least once a year to be considered qualified.
g.	Transferring Clearance
1)	If the “held for” person is not able to remain in charge of the work site, cards shall be transferred to another individual. The individual accepting responsibility shall have complete knowledge of the job. This knowledge includes, but is not limited to, crew locations, the work being done by each crew, card locations with their associated numbers, and protective ground locations. The original “held for” person shall properly transfer clearances and all associated information to the new “held for” person.

2)	The person giving up clearance shall notify the control center of transfer. The control center shall amend the control center records for each affected card, showing the original “held for” person and the new “held for” person. The control center shall record the time and date responsibility changed. All cards shall remain in place.
h.	Transfer of Clearance to a Control Center
1)	In some emergency situations, it may be beneficial to transfer clearance to a system operator or dispatcher.

2)	Work shall not be performed on circuits and equipment if the control center is the “held for” person.

3)	If protective grounds are left in place, the transfer of clearance shall be kept to a minimum.
a)	Transmission Operations — The Manager of Transmission Operations shall approve transfer of clearance. If approved, the person transferring clearance shall provide a record detailing protective ground locations. The system operator shall record the location of the protective grounds on the EMS control inhibit window at each energization point.
i.	Release of Clearance by Other Parties
1)	Every attempt shall be made to locate the “held for” person prior to pursuing the release of the clearance by another party.

2)	In the extreme event a release of clearance Is required and the “held for” person is not available, the manager directly responsible for the “held for” person’s department shall release the hold cards/caution cards. The manager shall understand why the clearance was provided and ensure that it is safe to release the clearance. In the event of such an incident, appropriate documentation of attempts to contact the “held for” person shall be forwarded for review to the appropriate general manager and Safety & Health Services.
j.	Clearance Review
1)	The Intent of clearance review is identification and correction of problems to prevent future problems. In order to verify proper carding, and switching procedures are being followed, the “held

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for” person or “responsible” person may request collection of all cards and documentation associated with a switching job. The request shall be made immediately after the job completion to insure all materials are available. If a review is requested, all control center documentation shall be copied and forwarded to the requesting party. The associated switch persons shall be notified to send specific cards.

2)	If problems occur with switching related to these procedures, an automatic review of all Hold Cards, Caution Cards, and applicable control center records shall be performed. Either the “responsible person” or the appropriate control center manager may complete this review. (These problems include, but are not limited to, the operation of the wrong device, operation of a device out of sequence, missing or incorrect hold card numbers when releasing clearance, switching errors that result in an interruption of service to customers.)
(END)

Exhibit 5
[Reserved]

Exhibit 6
[Reserved]

Exhibit 7
Form of Easement
The Form of Easement to be used is dependent on the ownership of the substation. The forms as listed below will be utilized when appropriate:
7.1	Substation Site Easement Agreement (Primarily Transmission with Generation)

7.2	Electric Line Easement Agreement (Primarily Transmission with Generation)

7.3	Substation Site Easement Agreement (Primarily Distribution Substation)

7.4	Substation Site Easement Agreement (Primarily Transmission Substation)
As noted in Article 9.2 of this agreement, attached to Exhibit 7 are the Schedules of Easement Agreements. These Schedules may be updated from time to time as modifications are made.

Prepared By:	Interstate Power and Light Company — PO Box 351 — Cedar Rapids, IA 52406-9949 (319)786-
Return To:	Interstate Power and Light Company — PO Box 351 — Cedar Rapids, IA 52406-9949 (319)786-

SPACE ABOVE THIS LINE FOR RECORDER
SUBSTATION SITE EASEMENT AGREEMENT
(Primarily Transmission with Generation)
     For and in consideration of the sum of One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, INTERSTATE POWER AND LIGHT COMPANY, an Iowa corporation, P.O. Box 351, Cedar Rapids, IA 52406-0351 (“Grantor”), does hereby warrant and convey unto ITC MIDWEST LLC, a Michigan limited liability company, 39500 Orchard Hill Place, Suite 200, Novi, Ml 48375, its successor and assigns, (“Grantee”), a perpetual easement with the right, privilege and authority to construct, reconstruct, maintain, operate, repair, patrol and remove its facilities located within an electric substation consisting of poles, towers, crossarms, insulators, wires, guy wires, anchors, switches, transformers, capacitors, fences and other equipment (also known as, “Transmission Facilities”) necessary for the transformation, switching and transmission of electricity and all Corporate purposes together with the power to extend to any other party the right to use, jointly with the Grantee, pursuant to the provisions hereof, upon, under, over and across the following described lands located in the County of                     , and the State of Iowa:
See Legal Description at attached Exhibit A
together with all the rights and privileges for the full enjoyment or use thereof for the aforesaid purpose.
Said easement is confined to an area approximately                      feet, which is limited to the now existing substation site as generally shown in red on the attached Exhibit B, which by this reference is made a part hereof. Grantor reserves the right to conduct a future survey, at its sole expense, to more narrowly and specifically define the substation facility. The purpose of this future survey is to restrict the Grantee’s access and use to the actual and future transmission facilities as reasonably contemplated therein and to remove the blanket easement over Grantor’s entire Generation facility so that property is not unnecessarily encumbered. At such time Grantor completes this survey, this Easement Agreement will be terminated upon the agreement of the parties and the parties will execute a new Easement Agreement covering only the agreed-upon easement area.
It is agreed and understood that following the effective date of this Easement Agreement that both Grantor and Grantee will have facilities located upon the above described real property and within the substation. Grantor and Grantee shall work together and cooperate fully to allow each other access to and use of their respective facilities. Grantee shall be solely responsible for maintenance and repair of all Transmission Facilities located on, under, over or within the Easement and Grantor shall be solely responsible for maintenance and repair of ail of its poles, towers, crossarms, insulators, wires, guy wires, anchors, switches, transformers, capacitors, fences and other equipment, necessary for the transformation, switching, distribution and generation of electricity (“Distribution and Generation Facilities”) located on, under, over or within the Easement.
Grantor and Grantee agree that they will not construct or place any buildings, structures, plants, or other obstruction on the property described above.
Grantor retains the right and privilege to trim, cut down or control the growth of any trees or other vegetation on said described land and such other trees and vegetation adjacent thereto as in the judgment of the Grantor or Grantee may interfere with construction, reconstruction, maintenance, operation, repair, use of, or which in falling might touch the said substation, or equipment appurtenant thereto.

The Grantee, its contractor or agent, may enter said premises for the purpose of making surveys and preliminary estimates immediately upon the execution of this Easement Agreement.
The Grantor also grants to the Grantee the right of ingress and egress to said substation, over/under lands now owned by the Grantor, for the purpose of constructing, reconstructing, maintaining, operating, patrolling, repairing and removing Transmission Facilities, and the Grantee agrees to pay to the Grantor or its tenants all damages done to the lands (except the cutting and trimming of trees or other vegetation), fences, livestock or crops of the Grantor or its tenants, by the Grantee or its employees while constructing, reconstructing, patrolling or repairing said substation, or equipment appurtenant thereto.

IN WITNESS WHEREOF, Grantor and Grantee have caused this Agreement to be effective as of the _____ day of December, 2007 to be effective as of 12:01 a.m. on this day.
Signed this                      day of December, 2007.

INTERSTATE POWER AND LIGHT COMPANY

By:

Thomas L. Aller, President (GRANTOR)

ITC MIDWEST LLC

BY:

Joseph L. Welch, President and Chief Executive Officer (GRANTEE)

	ALL PURPOSE ACKNOWLEDGMENT		CAPACITY CLAIMED BY SIGNER

	STATE OF IOWA )	☐	INDIVIDUAL
	COUNTY OF LINN ) ss:	☑	CORPORATE Title(s) of Corporate Officers(s):

	On this day of December, AD. 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared	☐ ☑ ☐	N/A Corporate Seal is affixed No Corporate Seal procured

	Thomas L. Aller	☐	PARTNER(s)
		☐	Limited Partnership
		☐	General Partnership

		☐	ATTORNEY-IN-FACT
		☐	EXECUTOR(s),
		☐	ADMINISTRATOR(s),
☑	to me personally known	☐	or TRUSTEE(s):
		☐	GUARDIAN(s)
or ☐	provided to me on the basis of satisfactory evidence	☐ ☐	or CONSERVATOR(s) OTHER

to be the persons(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

SIGNER IS REPRESENTING:
List name(s)of persons(s) or entity(ies):
Interstate Power and Light Company
NOTARY SEAL
(Sign in Ink)

(Print/type name)

Notary Public in and for the State of Iowa

	ALL PURPOSE ACKNOWLEDGMENT		CAPACITY CLAIMED BY SIGNER

	STATE OF )	☐	INDIVIDUAL
	COUNTY OF ) ss:	☐	CORPORATE Title(s) of Corporate Officers(s):

	On this day of December, AD. 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared	☐ ☐ ☐	N/A Corporate Seal is affixed No Corporate Seal procured

		☐	PARTNER(s)
		☐	Limited Partnership
		☐	General Partnership

		☐	ATTORNEY-IN-FACT
		☐	EXECUTOR(s),
		☐	ADMINISTRATOR(s),
☐	to me personally known	☐	or TRUSTEE(s):
		☐	GUARDIAN(s)
or ☐	provided to me on the basis of satisfactory evidence	☐ ☐	or CONSERVATOR(s) OTHER

to be the persons(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

SIGNER IS REPRESENTING:
List name(s) of persons(s) or entity(ies):

NOTARY SEAL
(Sign in Ink)

(Print/type name)

Notary Public in and for the State of

Prepared By:	Interstate Power and Light Company — PO Box 351 — Cedar Rapids, IA 52406-9949 (319)786-
Return To:	Interstate Power and Light Company — PO Box 351 — Cedar Rapids, IA 52406-9949 (319)786-

SPACE ABOVE THIS LINE FOR RECORDER
ELECTRIC LINE EASEMENT AGREEMENT
(Primarily Transmission with Generation)
     For and in consideration of the sum of One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, INTERSTATE POWER AND LIGHT COMPANY, an Iowa corporation, P.O. Box 351, Cedar Rapids, IA 52406-0351 (“Grantor”), does hereby warrant and convey unto ITC MIDWEST LLC, a Michigan limited liability company, 39500 Orchard Hill Place, Suite 200, Novi, MI 48375, its successor and assigns, (“Grantee”), subject to exceptions and reservations hereinafter set forth, a perpetual easement with the right, privilege and authority to construct, reconstruct, maintain, operate, repair, patrol and remove an electric line or lines, consisting of poles, towers, cross arms, insulators, wires, guy wires, anchors and other necessary fixtures, equipment and construction for transmitting electricity (the “Transmission Facilities”) pursuant to the provisions hereof, over and across the following described lands located in the County of                      and the State of
See Legal Description at attached Exhibit A
together with all the rights and privileges for the full enjoyment or use thereof for the aforesaid purpose.
Said easement is limited to a                      foot strip of land which is                      feet either side of centerline of the now existing electric transmission line generally shown in red on the attached Exhibit B, which by this reference is made a part hereof, and the area occupied by the necessary down guys and anchors at line corners and angle structures on the line described. Grantor reserves the right to conduct a future survey, at its sole expense, to more narrowly and specifically define the electric transmission line corridor. The purpose of this future survey is to restrict the Grantee’s access and use to the actual and future transmission facilities as reasonably contemplated therein and to remove the blanket easement over Grantor’s entire Generation facility so that property is not unnecessarily encumbered. At such time Grantor completes this survey, this Easement Agreement will be terminated upon the agreement of the parties and the parties will execute a new Easement Agreement covering only the agreed-upon defined easement area.
Grantor agrees that it will not construct or place any buildings, structures, plants, or other obstructions on the property described above..
Grantor also conveys the right and privilege to trim, cut down or control the growth of any trees or other vegetation on said described land and such other trees and vegetation adjacent thereto as in the judgment of the Grantee may interfere with construction, reconstruction, maintenance, operation, repair, use of, or which in falling might touch energized facilities.
Grantee, its contractor or agent, may enter said premises for the purpose of making surveys and preliminary estimates immediately upon the execution of this Easement Agreement.
Grantor also grants to the Grantee the right of ingress and egress to said line or lines, over/under lands now owned by the Grantor, for the purpose of constructing, reconstructing, maintaining, operating, patrolling, repairing and removing said line or lines, and the Grantee agrees to pay to the Grantor or its tenants all damages done to the lands (except the cutting and trimming of trees or other vegetation), fences, livestock or crops of the Grantor or its tenants, by the Grantee or its employees while constructing, reconstructing, patrolling or repairing said Transmission Facilities.
In the event Grantor should require relocation of the Transmission Facilities upon the Grantor’s lands for any reason, Grantor shall give reasonable notice thereof to Grantee who shall relocate such line or lines to a new area or areas on lands owned by the Grantor as designated by the Grantor. Such relocation shall be at the expense of the Grantor.

     IN WITNESS WHEREOF, Grantor and Grantee have caused this Agreement to be effective as of the          day of December, 2007, to be effective as of 12:01 a.m. on this day.
Signed this                      day of December, 2007.

INTERSTATE POWER AND LIGHT COMPANY

By:

Thomas L. Aller, President (GRANTOR)

ITC MIDWEST LLC

BY:

Joseph L. Welch, President and Chief Executive Officer (GRANTEE)

	ALL PURPOSE ACKNOWLEDGMENT		CAPACITY CLAIMED BY SIGNER

	STATE OF IOWA )	☐	INDIVIDUAL
	COUNTY OF LINN ) ss:	☑	CORPORATE Title(s) of Corporate Officers(s):

President

	On this day of December, AD. 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared	☐ ☑ ☐	N/A Corporate Seal is affixed No Corporate Seal procured

	Thomas L. Aller	☐	PARTNER(s)
		☐	Limited Partnership
		☐	General Partnership

		☐	ATTORNEY-IN-FACT
		☐	EXECUTOR(s),
		☐	ADMINISTRATOR(s),
☑	to me personally known	☐	or TRUSTEE(s):
		☐	GUARDIAN(s)
or ☐	provided to me on the basis of satisfactory evidence	☐ ☐	or CONSERVATOR(s) OTHER

to be the persons(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

SIGNER IS REPRESENTING:
List name(s) of persons(s) or entity(ies):
Interstate Power and Light Company
NOTARY SEAL
(Sign in Ink)

(Print/type name)

Notary Public in and for the State of Iowa

	ALL PURPOSE ACKNOWLEDGMENT		CAPACITY CLAIMED BY SIGNER

	STATE OF )	☐	INDIVIDUAL
	COUNTY OF ) ss:	☐	CORPORATE Title(s) of Corporate Officers(s):

President

	On this day of December, AD. 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared	☐ ☐ ☐	N/A Corporate Seal is affixed No Corporate Seal procured

		☐	PARTNER(s)
		☐	Limited Partnership
		☐	General Partnership

		☐	ATTORNEY-IN-FACT
		☐	EXECUTOR(s),
		☐	ADMINISTRATOR(s),
☐	to me personally known	☐	or TRUSTEE(s):
		☐	GUARDIAN(s)
or ☐	provided to me on the basis of satisfactory evidence	☐ ☐	or CONSERVATOR(s) OTHER

to be the persons(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

SIGNER IS REPRESENTING:
List name(s) of persons(s) or entity(ies):

NOTARY SEAL
(Sign in Ink)

(Print/type name)

Notary Public in and for the State of

Prepared By:	Interstate Power and Light Company — PO Box 351 — Cedar Rapids, IA 52406-9949 (319)786-
Return To:	Interstate Power and Light Company — PO Box 351 — Cedar Rapids, IA 52406-9949 (319)786-

SPACE ABOVE THIS LINE FOR RECORDER
SUBSTATION SITE EASEMENT AGREEMENT
(Primarily Distribution)
     For and in consideration of the sum of One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, INTERSTATE POWER AND LIGHT COMPANY, an Iowa corporation, P.O. Box 351, Cedar Rapids, IA 52406-0351 (“Grantor”), does hereby warrant and convey unto ITC MIDWEST LLC, a Michigan limited liability company, 39500 Orchard Hill Place, Suite 200, Novi, MI 48375, its successor and assigns, (“Grantee”), a perpetual easement with the right, privilege and authority to construct, reconstruct, maintain, operate, repair, patrol and remove its facilities located within an electric substation consisting of poles, towers, crossarms, insulators, wires, guy wires, anchors, switches, transformers, capacitors, fences and other equipment (also known as, “Transmission Facilities”) necessary for the transformation, switching and transmission of electricity and all Corporate purposes together with the power to extend to any other party the right to use, jointly with the Grantee, pursuant to the provisions hereof, upon, under, over and across the following described lands located in the County of                     , and the State of Iowa:
See Legal Description at attached Exhibit A
together with all the rights and privileges for the full enjoyment or use thereof for the aforesaid purpose.
It is agreed and understood that following the effective date of this Easement Agreement that both Grantor and Grantee will have facilities located upon the above described real property and within the substation. Grantor and Grantee shall work together and cooperate fully to allow each other access to and use of their respective facilities. Grantee shall be solely responsible for maintenance and repair of all Transmission Facilities located on, under, over or within the Easement and Grantor shall be solely responsible for maintenance and repair of all of its poles, towers, crossarms, insulators, wires, guy wires, anchors, switches, transformers, capacitors, fences and other equipment, necessary for the transformation, switching and distribution of electricity (“Distribution Facilities”) located on, under, over or within the Easement.
Grantor and Grantee agree that they will not construct or place any buildings, structures, plants, or other obstruction on the property described above.
Grantor retains the right and privilege to trim, cut down or control the growth of any trees or other vegetation on said described land and such other trees and vegetation adjacent thereto as in the judgment of the Grantor or Grantee may interfere with construction, reconstruction, maintenance, operation, repair, use of, or which in falling might touch the said substation, or equipment appurtenant thereto.
The Grantee, its contractor or agent, may enter said premises for the purpose of making surveys and preliminary estimates immediately upon the execution of this Easement Agreement.
The Grantor also grants to the Grantee the right of ingress and egress to said substation, over/under lands now owned by the Grantor, for the purpose of constructing, reconstructing, maintaining, operating, patrolling, repairing and removing Transmission Facilities, and the Grantee agrees to pay to the Grantor or its tenants all damages done to the lands (except the cutting and trimming of trees or other vegetation), fences, livestock or crops of the Grantor or its tenants, by the Grantee or its employees while constructing, reconstructing, patrolling or repairing said substation, or equipment appurtenant thereto.

     IN WITNESS WHEREOF, Grantor and Grantee have caused this Agreement to be effective as of the           day of December, 2007 to be effective as of 12:01 a.m. on this day.
Signed this                      day of December, 2007.

INTERSTATE POWER AND LIGHT COMPANY

By:

Thomas L. Aller, President (GRANTOR)

ITC MIDWEST LLC

BY:

Joseph L. Welch, President and Chief Executive Officer (GRANTEE)

	ALL PURPOSE ACKNOWLEDGMENT		CAPACITY CLAIMED BY SIGNER

	STATE OF IOWA )	☐	INDIVIDUAL
	COUNTY OF LINN ) ss:	☑	CORPORATE Title(s) of Corporate Officers(s):

President

	On this day of December, AD. 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared	☐ ☑ ☐	N/A Corporate Seal is affixed No Corporate Seal procured

	Thomas L. Aller	☐	PARTNER(s)
		☐	Limited Partnership
		☐	General Partnership

		☐	ATTORNEY-IN-FACT
		☐	EXECUTOR(s),
		☐	ADMINISTRATOR(s),
☑	to me personally known	☐	or TRUSTEE(s):
		☐	GUARDIAN(s)
or ☐	provided to me on the basis of satisfactory evidence	☐ ☐	or CONSERVATOR(s) OTHER

to be the persons(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

SIGNER IS REPRESENTING:
List name(s)of persons(s) or entity(ies):
Interstate Power and Light Company
NOTARY SEAL
(Sign in Ink)

(Print/type name)

Notary Public in and for the State of Iowa

	ALL PURPOSE ACKNOWLEDGMENT		CAPACITY CLAIMED BY SIGNER

	STATE OF )	☐	INDIVIDUAL
	COUNTY OF ) ss:	☐	CORPORATE Title(s) of Corporate Officers(s):

	On this day of December, AD. 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared	☐ ☐ ☐	N/A Corporate Seal is affixed No Corporate Seal procured

		☐	PARTNER(s)
		☐	Limited Partnership
		☐	General Partnership

		☐	ATTORNEY-IN-FACT
		☐	EXECUTOR(s),
		☐	ADMINISTRATOR(s),
☐	to me personally known	☐	or TRUSTEE(s):
		☐	GUARDIAN(s)
or ☐	provided to me on the basis of satisfactory evidence	☐ ☐	or CONSERVATOR(s) OTHER

to be the persons(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

SIGNER IS REPRESENTING:
List name(s)of persons(s) or entity(ies):

NOTARY SEAL
(Sign in Ink)

(Print/type name)

Notary Public in and for the State of

Prepared By:	Interstate Power and Light Company — PO Box 351 — Cedar Rapids, IA 52406-9949 (319)786-
Return To:	Interstate Power and Light Company — PO Box 351 — Cedar Rapids, IA 52406-9949 (319)786-

SPACE ABOVE THIS LINE FOR RECORDER
SUBSTATION SITE EASEMENT AGREEMENT
(Primarily Transmission)
     For and in consideration of the sum of One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, ITC MIDWEST LLC, (“Grantor”), a Michigan limited liability company, 39500 Orchard Hill Place, Suite 200, Novi, MI 48375, does hereby warrant and convey unto INTERSTATE POWER AND LIGHT COMPANY, an Iowa corporation, its successor and assigns, (“Grantee”), P.O. Box 351, Cedar Rapids, IA 52406-0351, a perpetual easement with the right, privilege and authority to construct, reconstruct, maintain, operate, repair, patrol and remove its facilities located within an electric substation consisting of poles, towers, crossarms, insulators, wires, guy wires, anchors, switches, transformers, capacitors, fences and other equipment also Known as, (“Distribution Facilities”) necessary for the transformation, switching and distribution of electricity and all Corporate purposes together with the power to extend to any other party the right to use, jointly with the Grantee, pursuant to the provisions hereof, upon, under, over and across the following described lands located in the County of                     , and the State of Iowa:
See Legal Description at attached Exhibit A
together with all the rights and privileges for the full enjoyment or use thereof for the aforesaid purpose.
it is agreed and understood that following the effective date of this Easement Agreement that both Grantor and Grantee will have facilities located upon the above described real property and within the substation. Grantor and Grantee shall work together and cooperate fully to allow each other access to and use of their respective facilities. Grantee shall be solely responsible for maintenance and repair of all Distribution Facilities located on, under, over or within the Easement and Grantor shall be solely responsible for maintenance and repair of all of its poles, towers, crossarms, insulators, wires, guy wires, anchors, switches, transformers, capacitors, fences and other equipment, necessary for the transformation, switching and transmission of electricity (“Transmission Facilities”) located on, under, over or within the Easement.
Grantor and Grantee agree that they will not construct or place any buildings, structures, plants, or other obstruction on the property described above.
Grantor retains the right and privilege to trim, cut down or control the growth of any trees or other vegetation on said described land and such other trees and vegetation adjacent thereto as in the judgment of the Grantor or Grantee may interfere with construction, reconstruction, maintenance, operation, repair, use of, or which in falling might touch the said substation, or equipment appurtenant thereto.
The Grantee, its contractor or agent, may enter said premises for the purpose of making surveys and preliminary estimates immediately upon the execution of this Easement Agreement.
The Grantor also grants to the Grantee the right of ingress and egress to said substation, over/under lands now owned by the Grantor, for the purpose of constructing, reconstructing, maintaining, operating, patrolling, repairing and removing Transmission Facilities, and the Grantee agrees to pay to the Grantor or its tenants all damages done to the lands (except the cutting and trimming of trees or other vegetation), fences, livestock or crops of the Grantor or its tenants, by the Grantee or its employees while constructing, reconstructing, patrolling or repairing said substation, or equipment appurtenant thereto.

     IN WITNESS WHEREOF, Grantor and Grantee have caused this Agreement to be effective as of the           day of December, 2007 to be effective as of 12:01 a.m. on this day.
Signed this                      day of December, 2007.

ITC MIDWEST LLC

BY:

Joseph L. Welch, President and Chief Executive Officer (GRANTOR

INTERSTATE POWER AND LIGHT COMPANY

By:

Thomas L. Aller, President (GRANTEE)

	ALL PURPOSE ACKNOWLEDGMENT		CAPACITY CLAIMED BY SIGNER

	STATE OF IOWA )	☐	INDIVIDUAL
	COUNTY OF LINN ) ss:	☑	CORPORATE Title(s) of Corporate Officers(s):

President

	On this day of December, AD. 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared	☐ ☑ ☐	N/A Corporate Seal is affixed No Corporate Seal procured

	Thomas L. Aller	☐	PARTNER(s)
		☐	Limited Partnership
		☐	General Partnership

		☐	ATTORNEY-IN-FACT
		☐	EXECUTOR(s),
		☐	ADMINISTRATOR(s),
☑	to me personally known	☐	or TRUSTEE(s):
		☐	GUARDIAN(s)
or ☐	provided to me on the basis of satisfactory evidence	☐ ☐	or CONSERVATOR(s) OTHER

to be the persons(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

SIGNER IS REPRESENTING:
List name(s) of persons(s) or entity(ies):
Interstate Power and Light Company
NOTARY SEAL
(Sign in Ink)

(Print/type name)

Notary Public in and for the State of Iowa

	ALL PURPOSE ACKNOWLEDGMENT		CAPACITY CLAIMED BY SIGNER

	STATE OF )	☐	INDIVIDUAL
	COUNTY OF ) ss:	☐	CORPORATE Title(s) of Corporate Officers(s):

	On this day of , AD. 20 , before me, the undersigned, a Notary Public in and for said State, personally appeared	☐ ☐ ☐	N/A Corporate Seal is affixed No Corporate Seal procured

		☐	PARTNER(s)
		☐	Limited Partnership
		☐	General Partnership

		☐	ATTORNEY-IN-FACT
		☐	EXECUTOR(s),
		☐	ADMINISTRATOR(s),
☐	to me personally known	☐	or TRUSTEE(s):
		☐	GUARDIAN(s)
or ☐	provided to me on the basis of satisfactory evidence	☐ ☐	or CONSERVATOR(s) OTHER

to be the persons(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

SIGNER IS REPRESENTING:
List name(s) of persons(s) or entity(ies):

NOTARY SEAL
(Sign in Ink)

(Print/type name)

Notary Public in and for the State of

Exhibit 7, Schedule 1
Schedule of Easements
Exhibit 7, Schedule 7.1- Joint Use Transmission Site Real Property — PT w/G
Exhibit 7, Schedule 7.2 — Joint Use Transmission Line Real Property — PT w/G
Exhibit 7, Schedule 7.3 — Joint Use Transmission Real Property — PD
Exhibit 7, Schedule 7.4 — Transmission Fee Interests — PT

EXHIBIT 7, SCHEDULE 7.1 — JOINT USE TRANSMISSION SITE REAL PROPERTY
PRIMARILY TRANSMISSION WITH GENERATION SUBSTATIONS

		Property
Interest	T/PT	Code	County	City	Section	TWP	Range	Common Name	Legal Description	IPL File Number
Easement	PT	10000	Wapello	Chillicothe	23	73N	15W	OGS Substations	Government Lot 7	90-1 90-10
Easement	PT	10000	Wapello	Chillicothe	25	73N	15W	OGS Substations	SW 1/4 SW 1/4, SE 1/4 SW 1/4	90-1 90-10
Easement	PT	10000	Wapello	Chillicothe	26	73N	15W	OGS Substations	E 1/2 NW 1/4, SW 1/4	90-1 90-10
Easement	PT	10000	Wapello	Chillicothe	27	73N	15W	OGS Substations	SE 1/4 SE 1/4	90-1 90-10
Easement	PT	10000	Wapello	Chillicothe	35	73N	15W	OGS Substations	NW 1/4 NW 1/4	90-1 90-10
Easement	PT	10000	Wapello	Chillicothe	36	73N	15W	OGS Substations	Government Lot 2	90-1 90-10
Easement	PT	10010 10022	Des Moines	Burlington	29	69N	2W	Burlington Generating Station	SW 1/4	29-31 29-32 29-33 29-37
Easement	PT	10026 10027	Linn	Cedar Rapids	21	83N	7W	Sixth Street	SE 1/4 NW 1/4, NE 1/4 SW 1/4 NW 1/4 NE 1/4, SW 1/4 NE 1/4	57-22 57-30 57-31 57-70
Easement	PT	10029	Appanoose	Centerville	25	69N	18W	Centerville North Substation	E 1/2 SW 1/4 NE 1/4	491091-4-7
Easement	PT	10029	Appanoose	Centerville	25	69N	18W	Centerville North Substation	E 1/2 SW 1/4 NE 1/4	481057-4-4
		10079
		10081
		10082
Easement	PT	10083	Marshall	Marshalltown	4	83N	17W	Marshalltown-Sutherland	NE 1/4, NW 1/4	110609-194
		10079
		10081
		10082
Easement	PT	10083	Marshall	Marshalltown	5	83N	17W	Marshalltown-Sutherland	NW 1/4, NE 1/4	110605-190
		10079
		10081
		10082
Easement	PT	10083	Marshall	Marshalltown	6	83N	17W	Marshalltown-Sutherland	NE 1/4	110605-190
		10079
		10081
		10082
Easement	PT	10083	Marshall	Marshalltown	31	83N	17W	Marshalltown-Sutherland	NW 1/4, NE 1/4, SW 1/4, SE 1/4	526918-64-8
November 8, 2007

EXHIBIT 7, SCHEDULE 7.1 — JOINT USE TRANSMISSION SITE REAL PROPERTY
PRIMARILY TRANSMISSION WITH GENERATION SUBSTATIONS

		Property
Interest	T/PT	Code	County	City	Section	TWP	Range	Common Name	Legal Description	IPL File Number
		10079
		10081
		10082
Easement	PT	10083	Marshall	Marshalltown	32	83N	17W	Marshalltown-Sutherland	NW 1/4, NE 1/4, SW 1/4, SE 1/4	422561-64-33
		10079
		10081
		10082
Easement	PT	10083	Marshall	Marshalltown	33	83N	17W	Marshalltown-Sutherland	NW 1/4, SW 1/4, SE 1/4	110609-194
		10103
Easement	PT	10104	Linn	Cedar Rapids	3	82N	7W	Prairie Creek	NE 1/4	99435-57-1D
									Lot 1 of Lot 1 of Lot 1 of Lot 1 of
Easement	PT	10905	Dubuque	Dubuque	19	89N	3E	Dubuque 8th Street	Congressional Lot 8	511639-1.8091
Easement	PT	10905	Dubuque	Dubuque	19	89N	3E	Dubuque 8th Street	Lot A — Dubuque Electric Company“s Subdivision No. 1	511640-1.8092
Easement	PT	10909	Allamakee	Lansing	2	98N	3W	Lansing	NW 1/4	1.1025
Easement	PT	10909	Allamakee	Lansing	3	98N	3W	Lansing	NE 1/4	1.1025
Easement	PT	10922	Clinton	Camanche	23	81N	6E	Clinton - Beaver Channel	Lot 1, Interstate Subdivision	511283-1.6028
Easement	PT	10922	Clinton	Camanche	23	81N	6E	Clinton - Beaver channel	Lot 2, Interstate Subdivision	511284-1.6030
Easement	PT	10930	Cerro Gordo	Mason City	4	97N	20W	Lime Creek	NE 1/4 SE 1/4, NW 1/4 SE 1/4	511227-1.17035
Easement	PT	11075	Cerro Gordo	Mason City	35	96N	21W	Emery 161 KV Switch Station	E 1/2 NW 1/4	19033.100176
Easement	PT	14005	Martin	Fox Lake	5	102N	32W	Fox Lake Substation and Switch Station	NW 1/4	512069-2.9015
Easement	PT	14026	LeSueur	Montgomery	11	111N	23W	Montgomery 69/13.8 KV	NW 1/4 NW 1/4	512051-2.8006
Easement	PT	14026	LeSueur	Montgomery	10	111N	23W	Montgomery 69/13.8 KV	NE 1/4 NE 1/4	512051-2.8006
November 8, 2007

Exhibit 7, Schedule 7.2
Joint Use Transmission Line Real Property — PT w/G

ERP
Property
Code **	Name of Generation Site with Electric Line Easements

10000	OTTUMWA GENERATION STATION
10010	BURLINGTON GENERATING STATION
10022	BURLINGTON GENERATING STATION
10026	CEDAR RAPIDS SIXTH STREET
10027	CEDAR RAPIDS SIXTH STREET
10029	CENTERVILLE
10079	MARSHALLTOWN SUTHERLAND STATION
10081	MARSHALLTOWN SUTHERLAND STATION
10082	MARSHALLTOWN SUTHERLAND STATION
10083	MARSHALLTOWN SUTHERLAND STATION
10103	PRAIRE CREEK GENERATION STATION
10104	PRAIRE CREEK GENERATION STATION
10905	DUBUQUE GENERATION STATION
10909	LANSING GENEARATION STATION
10922	CLINTON ML KAPP GENERATION STATION
10930	LIME CREEK
11075	EMERY GENERATION STATION
14005	FOX LAKE GENERATION STATION
14026	MONTGOMERY

**NOTES: 1)	New Electric Line Easements for PTw/G substations are provided at each of the Generation Sites listed above.

2)	ERP Codes are for substations at Generation Sites.

EXHIBIT 7, SCHEDULE 7.3 — JOINT USE TRANSMISSION REAL PROPERTY
PRIMARILY DISTRIBUTION SUBSTATIONS

											Recorded
		Property								Recording	Document			IPL File
Fee Int	T/PT	Code	County	City	Section	TWP	Range	Common Name	Legal Description	Date	Number	Book	Page	Number
WD	PD	10889	ALLAMAKEE	POSTVILLE	32	96	6	POSTVILLE SW CORNER TOWN	SEE DEED	1/17/1950	213	79	230	511079-1.1009
WD	PD	10889	ALLAMAKEE	POSTVILLE	32	96	6	POSTVILLE SW CORNER TOWN	SEE DEED	11/23/1973	2446	A-16	95	511095-1.1021
WD	PD	10889	ALLAMAKEE	POSTVILLE	32	96	6	POSTVILLE SW CORNER TOWN	SEE DEED	4/20/2000	—	2000	908	523861-1.1028
WD	PD	10981	ALLAMAKEE	WAUKON	30	98	5	WAUKON 69/13.8 SUB	SEE DEED	4/29/1960	1138	85	382	511081-1.1011
WD	PD	10248	APPANOOSE	—	6	68	17W	CENTERVILLE SOUTH SUB	SEE DEED	1/12/1970	—	105	32	491095-4-12
QCD	PD	10013	BOONE	BOONE	—	—	—	BOONE @ PLANT SUB	SEE DEED	4/17/1942	64334	262	594	34661-8-4
QCD	PD	10013	BOONE	BOONE	—	—	—	BOONE @ PLANT SUB	SEE DEEDS & ABSTRACT	4651	2070	157	585	34662-8-5
WD	PD	10013	BOONE	BOONE	—	—	—	BOONE @ PLANT SUB	SEE DEED	5/6/1920	2326	197	65	34659-8-3
WD	PD	10013	BOONE	BOONE	—	—	—	BOONE @ PLANT SUB	SEE DEED	1/30/1922	—	202	55	34659-8-3
WD	PD	10013	BOONE	BOONE	—	—	—	BOONE @ PLANT SUB	SEE DEED	5/6/1920	2327	197	66	34659-8-3
WD	PD	10013	BOONE	BOONE	—	—	—	BOONE @ PLANT SUB	SEE DEED	1/30/1922	—	202	56	34660-8-3
D	PD	10013	BOONE	BOONE	—	—	—	BOONE @ PLANT SUB	SEE DEED	9/24/2006	3547	213	131	34658-8-3
D	PD	10016	BOONE	BOONE	28	84	26	BOONE CONTROL HOUSE	SEE MAP AND PROPERTY SHEET	—	—	—	—	8-3, 8-4, 8-5
WD	PD	10074	BOONE	MADRID	25	82	26	MADRID NORTH (69 KV LOOP)	SEE DEED	5/9/2000	002434	—	—	528583-8-36
QC	PD	11000	BREMER	TRIPOLI	3	92	12	TRIPOLI-69/14.4/12.5/4.16 KV	SEE DEED	4/10/1968	763	172	275	511107-1.2007
QC	PD	11000	BREMER	TRIPOLI	3	92	12	TRIPOLI-69/14.4/12.5/4.16 KV	SEE DEED	1/10/1990	19900143			542688-1.2005
WD	PD	10990	BUTLER	GREENE	1	93	17	EAST GREENE SUB	SEE DEED	7/9/1964	—	93	454	511160-1.4004
SWD	PD	10918	CERRO GORDO	MASON CITY	16	96	20	HWY 106 SUB	SEE DEED	5/31/1957	—	115	151	542621-1.17008
WD	PD	11037	CERRO GORDO	MASON CITY	10	96	20W	MASON CITY 5TH & DELAWARE SUB	SEE DOCS	4-11-11932	—	61	512	5112341.107042
WD	PD	11037	CERRO GORDO	MASON CITY	10	96	20W	MASON CITY 5TH & DELAWARE SUB	SEE DOCS	4/23/1942	—	76	387	511234-1.17042
WD	PD	10532	CLARKE	—	14	72	24W	OSCEOLA NORTH SUB	SEE DEED	11/6/1967	1220	71	13	477595-20-1
WD	PD	10533	CLARKE	—	24	72	26	OSCEOLA WEST SUB	SEE DEED	12/26/1985	—	85	181	477599-20-3
WD	PD	10533	CLARKE	—	24	72	26	OSCEOLA WEST SUB	SEE DEED	10/24/2000	843	96	711	477599-20-3-1
WD	PD	10983	CLAYTON	—	14	93	5W	ELKADER SUB	SEE DEED	10/10/1947	3839	108	378	511244-1.5011
WD	PD	10877	CLINTON	CLINTON	10	81	6E	CLINTON 2ND AVE SUB	SEE DEED	6/22/1966	6822	131	48	511287-1.6038
WD	PD	10877	CLINTON	CLINTON	11	81	6E	CLINTON 2ND AVE SUB	SEE DEED	6/22/1966	6822	131	48	511287-1.6038
QCD	PD	10992	CLINTON	CLINTON	7	81	7E	CLINTON SOUTH DIST. 18TH AVE	SEE DEED	3/5/1966	2602	218	513	511285-1.6036
WD	PD	11007	CLINTON		15	81	6E	CLINTON MILLCREEK SUB	SEE DEED	8/5/1969	4755	138	637	511290-1.6041
WD	PD	10419	DECATUR	LEON	29	69	25	LEON SUBSTATION	SEE DEED	8/5/1954	2372	298	20	481374-27-5
WD	PD	10419	DECATUR	LEON	29	69	25	LEON SUBSTATION	SEE DEED	3/19/1956	929	291	193	481376-27-5A
WD	PD	10419	DECATUR	LEON	29	69	25	LEON SUBSTATION	SEE DEED	3/19/1956	9301	298	173	481375-27-5A
WD	PD	10021	DES MOINES	BURLINGTON	36	70	3W	BURLINGTON AGENCY ST. SUB	SEE DEED	10/17/1951	11278	210	374	483522-29-35
WD	PD	10021	DES MOINES	BURLINGTON	36	70	3W	BURLINGTON AGENCY ST. SUB	SEE DEED	11/27/1953	12382	217	25	483523-29-35
WD	PD	10182	DES MOINES	BURLINGTON	5	69	2W	BURLINGTON 4TH ST SUB	SEE DEED	1/10/2004	2004-000354	—	—	19057.100661
QCD	PD	10182	DES MOINES	BURLINGTON	5	69	2W	BURLINGTON 4TH ST SUB	SEE DEED	2/19/2004	2004-001074	—	—	19057.100661-1
WD	PD	10183	DES MOINES	—	20	70	2W	BURLINGTON NORTH SUB	SEE DEED	5/26/1959	4030	238	71	541811-29-30
WD	PD	10183	DES MOINES	—	20	70	2W	BURLINGTON NORTH SUB	SEE DEED	1/5/1960	75	242	209	483516-29-30
WD	PD	10184	DES MOINES	BURLINGTON	20	69	2W	BURLINGTON SOUTH SUB	SEE DEED	6/25/1975	—	336	739	483511-29-25
WD	PD	10185	DES MOINES	BURLINGTON	1	69	3W	BURLINGTON FLINT RIDGE SUB	SEE DEED	5/12/1987	7046	357	720	483512-29-26
WD	PD	10487	DES MOINES	MEDIAPOLIS	26	72	3	MEDIAPOLIS SUB	SEE DEED	9/6/1980	1108	353	403	483505-29-27
QCD	PD	10487	DES MOINES	MEDIAPOLIS	26	72	3	MEDIAPOLIS SUB	SES DEED	4/3/1985	4798	354	202	483506-29-27
QCD	PD	10892	DUBUQUE	DYERSVILLE	32	89	2W	DYERSVILLE SUB	SEE DEED	10/2/1947	—	125	20	511322-1.8029
WD	PD	10892	DUBUQUE	DYERSVILLE	32	89	2W	DYERSVILLE SUB	SEE DEED	6/18/1949	36253	131	363	511609-1.8036
WD	PD	10945	DUBUQUE	—	11	88	1W	EPWORTH SUBSTATION	SEE DEED	6/12/1956	82453	L48	126	511614-1.8044
WD	PD	10946	DUBUQUE	DUBUQUE	36	89	2E	DUBUQUE SOUTH GRANDVIEW	SEE DEED	9/11/1956	84410	160	17	511679-1.8143
QCD	PD	10993	DUBUQUE	DUBUQUE	16	89	2E	ASBURY RD SUB	SEE DEED	3/6/1995	1870-95	—	—	541935-1.8141
QCD	PD	10993	DUBUQUE	DUBUQUE	16	89	2E	ASBURY RD SUB	SEE DEED	7/28/2005	2005-12108	—	—	511636-1.8084-1
QCD	PD	10993	DUBUQUE	DUBUQUE	16	89	2E	ASBURY RD SUB	SEE DEED - SOLD PT	7/28/2005	2005-12109	—	—	511636-1.8084
WD	PD	11002	DUBUQUE	—	29	89	2E	DUBUQUE CTR GROVE SUB	SEE DEED	8/11/1992	10965-92	—		511677-1.8139
November 17, 2007

EXHIBIT 7, SCHEDULE 7.3 — JOINT USE TRANSMISSION REAL PROPERTY
PRIMARILY DISTRIBUTION SUBSTATIONS

											Recorded
		Property								Recording	Document			IPL File
Fee Int	T/PT	Code	County	City	Section	TWP	Range	Common Name	Legal Description	Date	Number	Book	Page	Number
QCD	PD	11002	DUBUQUE		29	89	2E	DUBUQUE CTR GROVE SUB	SEE DEED	8/11/1992	10966-92	—	—	511677-1.8139
WD	PD	11004	DUBUQUE	DUBUQUE	24	89	2E	DUBUQUE 17TH STREET SUB	SEE DEED	8/2/1967	12699	192	605	511632-1.8080
WD	PD	11004	DUBUQUE	DUBUQUE	24	89	2E	DUBUQUE 17TH STREET SUB	SEE DEED	2/18/1976	1295-76		—	511658-1.8115
QCD	PD	11004	DUBUQUE	DUBUQUE	24	89	2E	DUBUQUE 17TH STREET SUB	SEE DEED	11/12/1982	6233-82		—	511658-1.8126
SWD	PD	11064	DUBUQUE	DUBUQUE	25	89	1E	DUBUQUE SEIPPEL ROAD DIST. SUB	SEE DEED	7/1/2002	11772-02	—	—	19061.100186
WD	PD	10146	EMMET	—	16	99	31W	ARMSTONG GROVE SUB	SEE DEED	8/15/2001	1535	2001	1535	534259-32-4
QCD	PD	14007	FARIBAULT	WINNEBAGO	35	104	28	WBGO 69/12.5 & 69/4.16	SEE DEED	2/20/1954	171473	119	17	541930-2.3012
QCD	PD	14007	FARIBAULT	WINNEBAGO	35	104	28	WBGO 69/12.5 & 69/4.16	SEE DEED	10/8/1942	142224	100	475	511693-2.3012
QCD	PD	14007	FARIBAULT	WINNEBAGO	35	104	28	WBGO 69/12.5 & 69/4.16	SEE DEED	11/26/1951	166077	116	142	541930-2.3012-1
WD	PD	14057	FARIBAULT	—	11	101	25W	BRICELYN SUB	SEE DEED	12/30/1957	181648	126	86	511694-2.3013
QD	PD	10913	FAYETTE	WEST UNION	17	94	8	WEST UNION	SEE DEED	3/4/1948	1117	114	594	511727-1.9035
WO	PD	10913	FAYETTE	WEST UNION	17	94	8	WEST UNION	SEE DEED	12/30/1947	6827	119	517	511727-1.9035-1
QD	PD	10913	FAYETTE	WEST UNION	17	94	8	WEST UNION	SEE DEED	3/4/1948	1116	110	537	511727-1.9035-2
WD	PD	10913	FAYETTE	WEST UNION	17	94	8	WEST UNION	SEE DEED	8/28/1978	—	151	486	511727-1.9035-3
TITLE OP.	PD	10980	FAYETTE	OELWEIN	21	91	9	OELWEIN SUBSTATION	SEE TITLE OPINION	—	—	—	—	1.9007
WD	PD	10980	FAYETTE	OELWEIN	21	91	9	OELWEIN SUBSTATION	SEE LETTER	—	—	—	—	511706-1.9008
QCD	PD	10980	FAYETTE	OELWEIN	21	91	9	OELWEIN SUBSTATION	SEE DEED	8/23/1983	2251	164	167	511731-1.9040
WD	PD	10980	FAYETTE	OELWEIN	21	91	9	OELWEIN SUBSTATION	SEE DEED	7/27/1968	2543	77	325	511724-1.9032
QCD	PD	10980	FAYETTE	OELWEIN	21	91	9	OELWEIN SUBSTATION	SEE DEED	7/22/1993	2364	195	245	511773-1.9044
WD	PD	10987	FAYETTE	—	32	95	7W	CLERMONT SUB	SEE DEED	8/18/1962	4365	130	182	511720-1.9028
WD	PD	10987	FAYETTE	—	5	94	7W	CLERMONT SUB	SEE DEED	8/18/1962	4365	130	182	511720-1.9028
WD	PD	14034	FILLMORE	—	5	104	11W	CHATFIELD SUB	SEE DEED	8/2/1985	240791	233	719	511781-2.4015
WD	PD	10988	FLOYD	—	24	96	17	RUDD JCT (69/13.8KV)	SEE DEED	7/13/1963	1312	92	461	511786-1.10003
WD	PD	14017	FREEBORN	—	7	102	21W	ALBERT LEA WEST SIDE SUB	SEE DEED	4/11/1963	202747	7	204	511999-2.5032
WD	PD	14017	FREEBORN	—	12	102	22W	ALBERT LEA WEST SIDE SUB	SEE DEED	4/23/1963	202851	107	563	511996-2.5028
WD	PD	14017	FREEBORN	—	12	102	22W	ALBERT LEA WEST SIDE SUB	SEE DEED	8/17/2000	411662	—	—	523079-2.5032
WD	PD	14067	FREEBORN	—	4	101	20	GLENVILLE SUB	SEE DEED	6/26/1961	195848	165	103	511995-2.5026
WD	PD	14080	FREEBORN	ALBERT LEA	21	102	21W	ALBERT LEA 19TH ST SUB	SEE DEED	10/17/1967	222815	189	201	512002-2.5037
WD	PD	14080	FREEBORN	ALBERT LEA	21	102	21W	ALBERT LEA 19TH ST SUB	SEE DEED	8/2/1967	221795	188	291	512002-2.5037
WD	PD	14094	FREEBORN	ALBERT LEA	9	102	21W	ALBERT LEA SOUTH BROADWAY	NO DEED IN FILE	—	—	—	—	512007-2.5045
WD	PD	14094	FREEBORN	ALBERT LEA	9	102	21W	ALBERT LEA SOUTH BROADWAY	NO DEED IN FILE	—		—	—	512008-2.5046
WD	PD	10878	HOWARD	CRESCO	22	99	11	CRESCO SUB	SEE DEED	1/3/1972	—	69	70	512019-1.11008
SWD	PD	10089	JASPER	NEWTON	33	80	19	NEWTON 8TH ST. SUB	SEE DEED	8/9/1961	5211	573	399	481386-50-9
WD	PD	10089	JASPER	NEWTON	33	80	19	NEWTON 8TH ST. SUB	SEE DEED	11/16/1937	9540	407	110	481380-50-5
WD	PD	10089	JASPER	NEWTON	33	80	19	NEWTON 8TH ST. SUB	SEE DEED	11/16/1937	9539	407	109	481381-50-5
WD	PD	10089	JASPER	NEWTON	30	80	19	NEWTON 8TH ST. SUB	SEE DEED	11/16/1937	9538	393	209	481382-50-5
QCD	PD	10089	JASPER	NEWTON	30	80	19	NEWTON 8TH ST. SUB	SEE DEED	4/30/1953	—	500	379	481383-50-6
QCD	PD	10089	JASPER	NEWTON	30	80	19	NEWTON 8TH ST. SUB	PT SOLD - SEE DEED	6/27/1997	4468	1093	224	509370-50-13
QCD	PD	10518	JASPER	NEWTON	26	80	19	NEWTON - AURORA HEIGHTS SUB	SEE DEED	4/27/1959	—	557	420	481385-50-8
WD	PD	10518	JASPER	NEWTON	26	80	19	NEWTON - AURORA HEIGHTS SUB	SEE DEED	9/23/1953	—	503	360	481384-50-7
QCD	PD	10311	JEFFERSON	FAIRFIELD	26	72	10	FAIRFIELD 7TH ST. SUB	SEE DEED	8/28/1984	756	172	350	97358-51-1
D	PD	10311	JEFFERSON	FAIRFIELD	26	72	10	FAIRFIELD 7TH ST. SUB	SEE DEED	8/11/1978	369	159	500	51-2
WD	PD	10311	JEFFERSON	FAIRFIELD	26	72	10	FAIRFIELD 7TH ST. SUB	SEE DEED	3/14/1917	739	—	—	97359-51-2
AFF	PD	10311	JEFFERSON	FAIRFIELD	26	72	10	FAIRFIELD 7TH ST. SUB	SEE AFFIDAVIT	11/7/1983	1789	—	—	51-2
QCD	PD	10311	JEFFERSON	FAIRFIELD	26	72	10	FAIRFIELD 7TH ST. SUB	SEE DEED	11/20/2001	2925	223	193	5418S7-51-2
QCD	PD	10311	JEFFERSON	FAIRFIELD	26	72	10	FAIRFIELD 7TH ST. SUB	SEE DEED	8/1/1991	2122	194	730	374532-51-9
WD	PD	10311	JEFFERSON	FAIRFIELD	26	72	10	FAIRFIELD 7TH ST. SUB	SEE DEED	10/1/1990	—	193	281	330030-51-8
AD	PD	10315	JEFFERSON	FAIRFIELD	26	72	10W	FAIRFIELD WASHINGTON SUB	SEE DEED	—	—	—	—	97360-51-2
WD	PD	10315	JEFFERSON	FAIRFIELD	26	72	10W	FAIRFIELD WASHINGTON SUB	SEE DEED	6/15/90	3720	191	463	330029-51-7
WD	PD	10315	JEFFERSON	FAIRFIELD	26	72	10	FAIRFIELD WASHINGTON SUB	SEE DEED	4/23/1930	—	91	114	541856-51-2
November 17, 2007

EXHIBIT 7, SCHEDULE 7.3 — JOINT USE TRANSMISSION REAL PROPERTY
PRIMARILY DISTRIBUTION SUBSTATIONS

											Recorded
		Property								Recording	Document			IPL File
Fee Int	T/PT	Code	County	City	Section	TWP	Range	Common Name	Legal Description	Date	Number	Book	Page	Number
WD	PD	10315	JEFFERSON	FAIRFIELD	26	72	10	FAIRFIELD WASHINGTON SUB	SEE DEED	4/23/1930	—	91	115	97364-51-2
QCD	PD	10315	JEFFERSON	FAIRFIELD	26	72	10	FAIRFIELD WASHINGTON SUB	SEE DEED	12/30/1954	5302	118	338	97361-51-2
WD	PD	01031	JONES	ANAMOSA	10	84	4	ANAMOSA (AT PLANT) TRANS SUB	SEE PLAT OF SURVEY	9/29/98	98 99 1513	N	27	53-3
WD	PD	10500	JONES	MONTICELLO	21	86	3	MONTICELLO INDUSTRIAL SUB	SEE DEED	12/20/2000	2000-3868	—	—	528119-53-17
QCD	PD	10352	KEOKUK	—	34	74	13	HEDRICK-TRANS SUB	SEE DEED	1/15/1985	—	100	192	541853-54-3
QCD	PD	10352	KEOKUK	—	34	74	13	HEDRICK-TRANS SUB	SEE DEED	10/15/1985	—	101	297	481391-54-3
WD	PD	10591	KEOKUK	SIGOURNEY	35	76	12W	SIGOURNEY SUB	SEE DEED	2/19/1927	—	57	154	483525-54-8
WD	PD	10591	KEOKUK	SIGOURNEY	35	76	12W	SIGOURNEY SUB	SEE DEED	9/24/1926	—	37	63	483525-54-8-1
WD	PD	10591	KEOKUK	SIGOURNEY	35	76	12W	SIGOURNEY SUB	SEE DEED	10/5/1960	3974	80	244	483527-54-10
WD	PD	10591	KEOKUK	SIGOURNEY	35	76	12W	SIGOURNEY SUB	SEE DEED	9/26/1973	—	87	458	481393-54-4
QCD	PD	10591	KEOKUK	SIGOURNEY	35	75	12	SIGOURNEY SUB	SEE DEED	9/26/1973	1705	87	459	481392-54-4
WD	PD	10919	KOSSUTH	—	19	99N	27W	LAKOTA TRANSFER SUB	SEE DEED	12/30/1957	—	92	402	541901-1.12005
WD	PD	10919	KOSSUTH	—	19	99N	27W	LAKOTA TRANSFER SUB	SEE DEED	—	—	—	—	512047-1.12007
PERMIT	PD	10068	LEE	FT. MADISON	2	67	4	LEE 69 KV SUB	SEE PERMIT	7/29/1947	—	—	—	—
WD	PD	10392	LEE	KEOKUK	27	65	5	WEST KEOKUK	SEE DEED	3/10/1995	95S-15 83	—	—	476098-56-54
WD	PD	10394	LEE	KEOKUK	23	65	5W	KEOKUK MESSENGER	SEE DEED	1/11/1993	93S-5 D1	—	—	488642-56-49
WD	PD	10203	LINN	CEDAR RAPIDS	34	84	7W	DRY CREEK SUB	SEE DEED	7/24/2002	—	4758	257	19113-106978
SWD	PD	10205	LINN	CEDAR RAPIDS	—	—	—	E AVENUE SUB	SEE DEED	11/8/2003	—	2058	140	441843-57-80
WD	PD	10460	LINN	MARION	33	84	5	MARION SWAMP FOX	SEE DEED	6/7/2001	72418	4348	46	534641-57-91
WD	PD	11076	LINN	MARION	36	84	7	MARION OLD SETTLERS	SEE DEED	11/6/2002	—	4895	71	542019-57-92
QCD	PD	11076	LINN	MARION	36	84	7	MARION OLD SETTLERS	SEE DEED- SOLD PT	1/10/2007	—	6566	602	19113.100144-S1
QCD	PD	11076	LINN	MARION	36	84	7	MARION OLD SETTLERS	SEE DEED- SOLD PT	12/29/2003	—	5520	19	19113.10014-S2
WO	PD	11083	LINN	CEDAR RAPIDS	9	83	7	SAINTS RUN DIST SUB	SEE DEED	3/6/1948	—	785	22	99442-57-4
WD	PD	11083	LINN	CEDAR RAPIDS	9	83	7	SAINTS RUN DIST SUB	SEE DEED	4/21/1972	6122	1530	329	99446-57-4B
SWD	PD	11083	LINN	CEDAR RAPIDS	9	83	7	SAINTS RUN DIST SUB	SEE DEED-SOLD PT	4/19/1978	—	1711	340	99444-57-4
WD	PD	11083	LINN	CEDAR RAPIDS	9	83	7	SAINTS RUN DIST SUB	SSE DEED	12/15/2005	—	6211	144	57-4C
WD	PD	11083	LINN	CEDAR RAPIDS	9	83	7	SAINTS RUN DIST SUB	SEE DEED	12/16/2005	—	6212	108	57-4C
WD	PD	11083	LINN	CEDAR RAPIDS	9	83	7	SAINTS RUN DIST SUB	SEE DEED	12/16/2005	—	6212	106	57-4C
WD	PD	11117	LINN	HIAWATHA	—	—	—	HIAWATHA BOYSON COMMERCIAL	SEE DEED	6/8/2007	12357500002	6695	413	19113.11096
WD	PD	10262	LOUISA	—	25	75	5	COLUMBUS JCT. NE SUB	SEE DEED	5/14/1964	1717	247	419	486043-58-1
QCD	PD	10262	LOUISA	—	25	75	5	COLUMBUS JCT. NE SUB	SEE DEED	5/19/1964	1765	247	408	58-1
WD	PD	10627	LOUISA	WAPELLO	34	74	3	WAPELLO SUBSTATION	SEE DEED	3/4/1936	634	184	35	486045-58.2
WD	PD	10627	LOUISA	WAPELLO	34	74	3	WAPELLO SUBSTATION	SEE DEED	3/12/1973	335	289	396	486044-58.2
WD	PD	10250	LUCAS	CHARITON	20	72	21	CHARITON SUB	SEE DEED	6/6/1924	—	3	316	486053-59-5
WD	PD	10250	LUCAS	CHARITON	20	72	21	CHARITON SUB	SEE PAGE FROM ABSTRACT	3/18/1924	—	4	167	59-5
WD	PD	50166	MARSHALL	MTOWN	32	84	18	MARSHALLTOWN (HIGHLAND ACRES)	SEE DEED	8/17/1971	3376	22	446	105720-64-17
WD	PD	50166	MARSHALL	MTOWN	32	84	18	MARSHALLTOWN (HIGHLAND ACRES)	SEE DEED	11/26/2002	209682	—	—	542031-64-17
WD	PD	50166	MARSHALL	MTOWN	32	84	18	MARSHALLTOWN (HIGHLAND ACRES)	SEE DEED	11/26/2002	209684	—	—	542032-64-17
WD	PD	10884	MITCHELL	—	24	99	18	ST. ANSGAR SUB	SEE DEED	9/27/1943	3205	60	267	512079-1.13010
WD	PD	10884	MITCHELL	—	24	99	18	ST. ANSGAR SUB	SEE DEED	11/24/1972	1571	68	48	512083-1.13014
WD	PD	10884	MITCHELL	—	24	99	18	ST. ANSGAR SUB	SEE DEED	7/15/1973	240	68	105	541932-1.13014
WD	PD	10884	MITCHELL	—	25	99	18	ST. ANSGAR SUB	SEE DEED	6/5/1973	964	68	245	541933-1.13014
WD	PD	10914	MITCHELL	—	36	99	15	RICEVILLE	SEE DEED	12/5/1956	—	64	54	512080-1.13011
WD	PD	10179	MONROE	—	12	73	16W	BRIDGEPORT 69 KV SUB	SEE DEED	8/8/1951	2408	128	405	19135.10514
QCD	PD	10179	MONROE	—	12	73	16W	BRIDGEPORT 69 KV SUB	SEE DEED	8/9/1951	2410	126	166	19135.105124-1
WD	PD	14025	MURRAY	FULDA	36	105	40	FULDA JCT SUB (69/24KV)	SEE DEED	5/10/1972	147557	—	—	512105-2.11008
WD	PD	14008	OLMSTED	—	16	106	11W	DOVER SUB & SWITCH STAT.	SEE DEED	3/15/1949	184323	227	305	512113-2.12005
WD	PD	10344	POWESHIEK	GRIN NELL	16	80	16	GRINNELL SUBSTATION	SEE DEED	12/27/1958	4993	241	240	486069-79-5
ABST	PD	10344	POWESHIEK	GRIN NELL	16	80	16	GRINNELL SUBSTATION	SEE ABSTACT	12/12/1925	—	161	150	79-5
WD	PD	10345	POWESHIEK	GRIN NELL	4	79	16	GRINNELL SOUTH	SEE DEED	8/21/1973	2233	324	212	483533-79-1
November 17, 2007

EXHIBIT 7, SCHEDULE 7.3 — JOINT USE TRANSMISSION REAL PROPERTY
PRIMARILY DISTRIBUTION SUBSTATIONS

											Recorded
		Property								Recording	Document			IPL File
Fee Int	T/PT	Code	County	City	Section	TWP	Range	Common Name	Legal Description	Date	Number	Book	Page	Number
WD	PD	14037	REDWOOD	LAMBERTON	23	109	37W	LAMBERTON SUB	SEE DEED	10/28/1946	—	96	545	512116-2.13002
WD	PD	14068	REDWOOD	—	23	111	37	WABASSO SUB 69/12.5 KV	SEE DEED	9/5/1961	186112	111	404	512122-2.13008
QCD	PD	14081	STEELE	—	33	105	20	ELLENDALE COUNTY LINE SUB	SEE DEED	12/28/1949	102706	111	540	512134-2.16005
WD	PD	10092	STORY	NEVADA	6	83	22	NEVADA (AT PLANT)	SEE DEED	6/3/1913	188	40	169	108951-85-4-1
WD	PD	10092	STORY	NEVADA	6	83	22	NEVADA (AT PLANT)	SEE DEED	2/26/1918	475	65	127	108949-85-4
WD	PD	10092	STORY	NEVADA	6	83	22	NEVADA (AT PLANT)	SEE DEED	9/23/1925	5426	68	376	108949-85-4-1
WD	PD	10092	STORY	NEVADA	6	83	22	NEVADA (AT PLANT)	SEE DEED	5/29/1930	4023	72	305	108950-85-4
WD	PD	10092	STORY	NEVADA	6	83	22	NEVADA (AT PLANT)	SEE DEED	9/13/1930	6517	60	563	108948-85-4
WD	PD	10093	STORY	NEVADA	6	83	22	NEVADA NORTH	SEE DEED	12/13/1946	11258	86	51	108953-85-4
WD	PD	10093	STORY	NEVADA	6	83	22	NEVADA NORTH	SEE DEED	9/6/1946	8648	85	27	108952-85-4
WD	PD	10093	STORY	NEVADA	6	83	22	NEVADA NORTH	SEE DEED	1/7/1929	139	61	112	108954-85-5
WO	PD	10093	STORY	NEVADA	6	83	22	NEVADA NORTH	SEE DEED	6/4/1979	9101	177	207	541898-85-11
WD	PD	10511	STORY	NEVADA	8	83	22	NEVADA 19TH STREET	SEE DEED	3/3/2000	00-02262	—	—	522852-85-18
QD	PD	11078	STORY	HUXLEY	23	82	24	HUXLEY IND. PARK	SEE DEED	4/17/1972	1942	147	499	108957-85-7
QCD	PD	10268	UNION	CRESTON	1	72	31	CRESTON SUB	SEE DEED	4/21/1970	—	372	56	486086-88-8
WD	PD	10268	UNION	CRESTON	1	72	31	CRESTON SUB- SOLO PT	SEE DEED	2/11/2000	000223	665	033	522470-88-8
TITLE OP.	PD	10268	UNION	CRESTON	1	72	31	CRESTON SUB	SEE TITLE OPINION	1/25/2000	—	—	—	88-8
WD	PD	10011	VanBUREN	—	7	68	8	BONAPARTE 69 KV SUB	SEE DEED	10/11/1983	—	111	839	109323-89-11
WO	PD	14043	WABASHA	PLAINVIEW	17	108	11	PLAINVIEW	SEE DEED	11/23/1949	97555	—	—	512138-2.19002
WD	PD	14043	WABASHA	PLAINVIEW	17	108	11	PLAINVIEW	SEE DEED	1/19/2000	235510	—	—	528584-2.19002
WD	PD	10534	WAPELLO	OTTUMWA	35	72	14W	OTTUMWA SOUTH SUB	SEE DEED	9/5/1974	4339	383	600	488656-90-7
WD	PD	10538	WAPELLO	—	1	72	14W	OTTUMWA - RUTLEDGE SUB	SEE DEED	9/4/1958	7227	275	549	488651-90-3
QCD	PD	10635	WASHINGTON	WASHINGTON	17	75N	7W	WASHINGTON SUB	SEE DEED AND NOTE	9/18/46	—	25	602	486151-92-6
QCD	PD	10635	WASHINGTON	WASHINGTON	17	75N	7W	WASHINGTON SUB	SEE DEED AND NOTE	2/16/82	—	57	142	486152-92-6
WD	PD	14065	WATONWAN	—	33	106	30	LEWISVILLE	SEE DEED	9/28/1983	142270	123	4149	512145-2.18007-1
WD	PD	14065	WATONWAN	—	33	106	30	LEWISVILLE	SEE DEED	6/20/1960	103793	70	42	512145-2.18007
WD	PD	10897	WINNEBAGO	BUFFALO CTR	20	99	26W	BUFFALO CTR SUB	SEE DEED	12/29/1948	4574	86	642	512156-1.14002
WD	PD	10906	WINNESHIEK	DECORAH	15	98	8W	DECORAH SUB	SEE DEED	2/26/1942	707	199	360	512176-1.15045
WD	PD	10906	WINNESHIEK	DECORAH	22	98	8W	DECORAH SUB	SEE DEED	6/7/1982	2281	341	199	512172-1.15039
WD	PD	10906	WINNESHIEK	DECORAH	15	98	8W	DECORAH SUB	SEE DEED-PT SOLD	2/22/1971	—	273	478	512176-1.15045-1
QCD	PD	10906	WINNESHIEK	DECORAH	22	98	8W	DECORAH SUB	SEE DEED	4/27/1972	739	278	403	512176-1.15045-2
WD	PD	10906	WINNESHIEK	DECORAH	15	98	8W	DECORAH SUB	SEE DEED-PT SOLD	6/29/1982	2527	341	226	512176-1.15045-3
WD	PD	10982	WINNESHIEK	OSSIAN	11	96	8W	OSSIAN SUB	SEE DEED	1/13/1941	—	178	314	512166-1.15028
WD	PD	11057	WINNESHIEK	—	36	97	9W	CALMAR SUB	SEE DEED	4/20/1951	—	215	611	512168-1.15031
WD	PD	14093	WINONA	LEWISTON	14	106	9	LEWISTON SUBSTATION	SEE DEED	11/9/1939	—	179	323	542623-2.17001
WD	PD	14093	WINONA	LEWISTON	14	106	9	LEWISTON SUBSTATION	SEE DEED	8/30/1962	194504	251	167	512179-2.17004
WD	PD	10956	WORTH	—	21	98	20W	MANLY — INTER SUB	SEE DEED	7/30/1958	—	27	502	512184-1.16004
WD	PD	10005	WRIGHT		25	93	24	BELMOND AT PLANT	SEE DEED	7/2/48	—	82	28	109337-99-4
WD	PD	10005	WRIGHT		25	93	24	BELMOND AT PLANT	SEE DEED	1/18/05	—	156	459	109337-99-4-1
November 17, 2007

EXHIBIT 7, SCHEDULE 7.4 — TRANSMISSION FEE INTERESTS
Primarily Transmission Substations — Reference IPL Schedule 4.4(g)

												Recorded
Line			Property								Recording	Document			IPL File
No.	Fee Int	T/PT	Code	County	City	Section	TWP	Range	Common Name	Legal Description	Date	Number	Book	Page	Number
	WD	PT	10001	APPANOOSE		11	68	16W	APPANOOSE COUNTY SUB	SEE DEED	1/12/70	—	105	32	491096-4-13
	WD	PT	10004	BENTON	BELLE PLAINE	20	82	12W	BELLE PLAINS JCT. SUB	SEE DEED	7/31/41	1595	108	544	33524-6-6
	WD	PT	10014	BOONE	BOONE	21	84	26	BOONE ROCHO SUB	SEE DEED	4/2/56	3083	334	534	34676-8-17
	WD	PT	10911	BUCHANAN		22	90	9	HAZELTON SUB	SEE DEED	3/3/65	—	324	464	511125-1.3009
	WD	PT	10911	BUCHANAN		27	90	9	HAZELTON SUB	SEE DEED	3/3/65	—	324	464	511125-1.3009
	QCD	PT	10911	BUCHANAN		22	90	9	HAZELTON SUB	SEE DEED-PT SOLD	12/4/90	1289	518	341	511129-1.3014-1
	WD	PT	10911	BUCHANAN		22	90	9	HAZELTON SUB	SEE DEED	5/1/53	3758	288	282	511130-1.3015
	WD	PT	10912	BUCHANAN	INDEPENDENCE	27	89	9W	INDEPENDENCE SUBSTATION	SEE DEED	12/29/53	8409	293	215	511123-1.3006
	WD	PT	10910	CLAYTON	MANONA	11	95N	5W	MONONA SUB	SEE WD	10/3/47	3355	108	374	511242-1.5009
	WD	PT	10036	CLINTON	DEWITT	19	81N	4E	DEWITT 161 SUB	SEE WD	8/10/77	5927-77	—	—	41679-23-6
	WD	PT	10916	CLINTON		19	82	7E	NORTH CLINTON SWITCH STATION	SEE DEED	2/27/46	2205	—	—	511300-1.06052
	WD	PT	14092	COTTONWOOD	STORDEN	28	107	37	STORDEN SUBSTATION	SEE DEED	7-28-51	117852	84	539	511304-2.2004
	WD	PT	10095	DALLAS	PERRY	9	81N	28W	PERRY SUBSTATION	SEE WARRANTY DEED	12/28/65	3413	463	14	41690-25-5A
	WD	PT	10095	DALLAS	PERRY	9	81N	28W	PERRY SUBSTATION	SEE WD-SELL PORTION	3/28/73	—	—	—	41691-25-5A
	QCD	PT	10915	DUBUQUE		11	89	2E	GARDNER’S LANE SUB	SEE DEED-PT SOLD	—	—	—	—	511686-1.8148
	WD	PT	10915	DUBUQUE		11	89	2E	GARDNER’S LANE SUB	SEE PAGE FROM ABSTR.	5/4/1927	—	97	279	542620-1.8030
	WD	PT	14000	FARIBAULT		15	102	27W	BLUE EARTH SUBSTATION	SEE DEED	5/19/48	157105	112	494	511689-2.3005
	QCD	PT	14000	FARIBAULT		15	102	27W	BLUE EARTH SUBSTATION	SEE DEED	5/19/48	157104	108	422	511689-2.3005-1
	D	PT	14000	FARIBAULT		15	102	27W	BLUE EARTH SUBSTATION	SEE DEED	12/8/42	142562	101	323	542619-2.3001
	WD	PT	14041	FARIBAULT		13	102	24W	WALTERS SUB	SEE DEED	8/3/43	—	101	451	2.3003
	WD	PT	14041	FARIBAULT		13	102	24W	WALTERS SUB	SEE DEED	12/7/92	281266	—	—	511700-2.3020
	QCD	PT	14001	FILLMORE	SPR. VALLEY-MN	27	103N	13W	SPRING VALLEY SUB	SEE QCD	9/7/93	275144	241	1001	511783-2.4017
	WD	PT	14001	FILLMORE	SPR. VALLEY-MN	34	103N	13W	SPRING VALLEY SUB	SEE DEED	10/27/47	134465	184	354	542624-2.4011
	WD	PT	14009	FREEBORN		8	102	20W	HAYWARD SUB & SWITCHING STA.	SEE DEED	12/19/52	157941	132	313	511792-2.5011
	WD	PT	14009	FREEBORN		8	102	20W	HAYWARD SUB & SWITCHING STA.	SEE DEED	8/1/59	187959	158	455	511994-2.5025
	COURT DEED	PT	10054	GRUNDY		35	88	17	GRUNDY CENTER 69kV	SEE DEED	1/20/66	—	269	218	97255-38-A
	WD	PT	10568	GRUNDY		27	87N	15W	REINBECK SUBSTATION	SEE DEED	12/10/60	—	251	599	97259-38-4
	WD	PT	10020	HANCOCK		33	96N	25W	BRITT 69 KV SUB	SEE DEED	6/28/49	3445	—	—	97282-41-1
	WD	PT	10020	HANCOCK		33	96N	25W	BRITT 69 KV SUB	SEE DEED	10/28/48	3212	30	565
	WD	PT	10020	HANCOCK		33	96N	25W	BRITT 69 KV SUB	SEE DEED	4/12/99	99-0834	—	—	528688-41-1
	WD	PT	10446	IOWA	MARENGNO	25	81	11W	MARENGO SOUTH SUB	SEE DEED	6/12/29	1693	28	289	137055-48-1
	D	PT	10446	IOWA	MARENGO	25	81	11W	MARENGO SOUTH SUB	SEE DEED	8/6/14	—	23	242	137056-48-1
	WD	PT	14006	JACKSON	HERON LAKE	17	104	37W	HERON LAKE SUB	SEE DEED	6/24/47	121986	164	602	512025-2.7002
	WD	PT	14006	JACKSON	HERON LAKE	17	104	37W	HERON LAKE SUB	SEE DEED	7/10/51	129134	160	188	512026-2.7003
	WD	PT	11104	JONES		34	85N	3W	Amber Creamery Substation	SEE DEED	1/11/06	2006-0132			19105.104258
	WD	PT	10051	LINN		28	84N	7W	HIAWATHA 161/34.5 KV SUB	SEE DEED	11/4/69	17821	1438	290	103267-57-55B
	WD	PT	10052	LINN		28	84N	7W	HIAWATHA 161/115 KV SUB	SEE WD	11/4/69	17821	1438	290	103267-57-55B
	WD	PT	10052	LINN		28	84	7W	HIAWATHA 161/115 KV SUB	SEE DEED	11/4/69	17821	1438	290	103267-57-55B
	WD	PT	10105	LINN	CEDAR RAPIDS	3	82	7W	PRAIRIE CREEK INDUSTRIAL	SEE DEED	12/20/96	—	3429	192	502592-57-87
	WD	PT	11082	LINN	MARION	20	84	6	MARION LEWIS FIELDS DIST SUB	SEE DEED	12/28/04	—	5870	117	19113.10053
	WD	PT	10019	MONROE		12	73	16W	BRIDGEPORT 161 KV SUB	SEE DEED	2/28/56	581	130	521	19135.105124
	WD	PT	10019	MONROE		12	73	16W	BRIDGEPORT 161 KV SUB	SEE DEED	9/17/93	445	260	146	19135.105124-3
	WD	PT	10040	MONROE		12	73	16W	EDDYVILLE IND SUBSTATION	SEE DEED	5/21/93	1918	256	164	486058-68-2
	WD	PT	14020	MOWER		18	101N	15W	ADAMS 161/69 KV SUB	SEE DEED	7/26/65	—	259	214	512094-2.10020
	WD	PT	14020	MOWER		7	101	15W	ADAMS 161/69 KV SUB	SEE DEED	7/26/65	—	259	214	512094-2.10020
	WD	PT	10099	OSCEOLA		11	99N	40W	OSCEOLA 69/34.5 KV	SEE DEED	5/28/68	504	39	608	106817-72-4
	WD	PT	10099	OSCEOLA		11	99N	40W	OSCEOLA 69/34.5 KV	SEE DEED	5/28/68	503	39	607	106817-72-4
November 17, 2007

EXHIBIT 7, SCHEDULE 7.4 — TRANSMISSION FEE INTERESTS
Primarily Transmission Substations — Reference IPL Schedule 4.4(g)

												Recorded
Line			Property								Recording	Document			IPL File
No.	Fee Int	T/PT	Code	County	City	Section	TWP	Range	Common Name	Legal Description	Date	Number	Book	Page	Number
	WD	PT	10086	RINGGOLD		6	68	29	MT. AYR	SEE DEED	2/5/64	—	171	580	486077-80-4
	ABST	PT	10086	RINGGOLD		6	68	29	MT. AYR	SEE ABSTRACT PAGE	3/24/17	—	84	478	80-4
	WD	PT	14012	ROCK	MAGNOLIA	35	103N	44W	MAGNOLIA N & W SUB	SEE WD	1/9/56	80260	39	89-90	512127-2.14004
	WD	PT	11079	STORY	MAXWELL	15	82	22	MAXWELL NORTH SUBSTATION	SEE DEED	12/27/00	00-14202	—	—	528118-85-20
	WD	PT	10120	TAMA	TOLEDO	35	84N	15W	TOLEDO SUBSTATION	SEE WD	8/14/64	4704	301	625	109122-86-34A
	WD	PT	10120	TAMA	TOLEDO	35	84N	15W	TOLEDO SUBSTATION	SEE WD	2/17/65	1736	303	389	109122-86-34A
	WD	PT	10269	UNION		7	72N	30W	EAST CRESTON SUB	SEE WD	8/10/76	239	396	108	486082-88-5
	WD	PT	10084	VanBUREN	MILTON	20	68N	11W	MILTON SUBSTATION	SEE DEED	6/8/72	—	104	389	109318-89-6
	WD	PT	10125	WAPELLO		29	72	13W	WAPELLO COUNTY SUB	SEE DEED	1/15/70	000155	353	265	488653-90-4
	WD	PT	10125	WAPELLO		29	72	13W	WAPELLO COUNTY SUB	SEE DEED	5/25/56	04477	266	28	488653-90-4
	WD	PT	10635	WASHINGTON	WASHINGTON	17	75N	7W	WASHINGTON SUB	SEE ABSTRACT PAGE	9/21/25	—	51	281	486152-92-6
	WO	PT	10265	WAYNE		19	69	21W	ADDITION TO CORYDON SUB	SEE DEED	9/27/55	3111	33	509	486217-93-8
	WD	PT	10265	WAYNE		19	69	21W	CORYDON SUB	SEE DEED	12/29/47	4599	82	30	486218-93-8
	WD	PT	10926	WORTH		30	98	21W	HANLONTOWN SUB	SEE DEED	7/23/65	—	30	422	512188-1.6008
	WD	PT	10926	WORTH		30	98	21W	HANLONTOWN SUB	SEE DEED	7/17/86	—	39	324	512189-1.6009
November 17, 2007

Exhibit 8
Metering Specifications
Performance criteria:
1.	Meters shall meet or exceed the latest version of ANSI C12.1 (American National Standard for Electric Meters Code for Electricity Metering).

2.	Current transformers used for metering shall meet or exceed an accuracy class of 0.3%. Secondary connected burdens shall not exceed rated burden of any current transformer. Current transformers shall comply with most current applicable ANSI Standards including C57.13 (IEEE Standard Requirements for Instrument Transformers) and C12.ll (Instrument Transformers for Revenue Metering 10KV BIL through 350 KV BIL). Local Distribution Company shall comply with the manufacturer’s accuracy and burden class information on the nameplate of each device.

3.	Voltage transformers used for metering shall meet or exceed an accuracy class of 0.3%. Secondary connected burdens shall not exceed rated burden of any voltage transformer. Voltage transformers shall comply with most current applicable ANSI Standards including C57.13 (IEEE Standard Requirements for Instrument Transformers), C12.11 (Instrument Transformers for Revenue Metering 10KV BIL through 350 KV BIL), and C93.1 (Power Line Coupling Carrier Capacitors and Coupling Capacitor Voltage Transformers (CCVT)). Local Distribution Company shall comply with the manufacturer’s accuracy and burden class information on the nameplate of each device.

Exhibit 9
Dispute Resolution Procedures
Section 1.1 When Required
     Any Dispute subject to this Exhibit that has not been resolved through the informal or mediation procedures specified herein shall be resolved by arbitration in accordance with the procedures specified herein; provided, however, that unless both Parties agree to arbitrate, (a) any dispute subject to the jurisdiction of any regulatory authority shall only be heard by such regulatory authority, and (b) any dispute wherein one Party seeks an injunction or other equitable relief shall be heard only by a court having jurisdiction over the matter.
Section 1.2 Initiation
     (a) A Party to a Dispute that wishes to commence arbitration proceedings shall send a written demand for arbitration to an officer or managing or general agent (or other agent authorized by appointment or law to receive service of process) of the other Party. The demand for arbitration shall state each claim for which arbitration is being demanded, the relief being sought, a brief summary of the grounds for such relief, and the basis for the claim, and shall identify all other parties to the dispute.
     (b) Any Party receiving such notice may, if the proviso in Section 1.1 is applicable, notify the other Party within 14 days of receiving the demand for arbitration, that it intends to have the matter heard by a regulatory or judicial authority and shall thereafter have a further 60 days in which to make the necessary filing to commence proceedings at such regulatory or judicial authority. If the filing necessary to commence proceedings before such regulatory or judicial authority is not made within the foregoing 60-day period, then the Party seeking to invoke jurisdiction of a regulatory authority shall be deemed to have consented to arbitration, and the Dispute shall revert to arbitration.
Section 1.3 Selection of Arbitrator
     The Parties agree that arbitration initiated under this Agreement shall be conducted before a single neutral arbitrator appointed by the parties. If the Parties are unable to agree on an arbitrator, such arbitrator shall be appointed from a panel of knowledgeable arbitrators provided to the parties by the American Arbitration Association. The selection of the arbitrator and the arbitration process shall then proceed according to the Commercial Dispute Rules of the American Arbitration Association.
Section 1.4 Procedures
     The Parties shall compile and make available to the arbitrator and the Parties standard procedures for the arbitration of disputes (i) from the American Arbitration Association, (ii) as mutually agreed by the Parties, or (iii) as the arbitrator deems appropriate. Upon selection of the arbitrator, arbitration shall go forward in accordance with applicable procedures.

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Section 1.5 Summary Disposition and Interim Measures
     (a) The procedures for arbitration of a Dispute shall provide a means for summary disposition of a demand for arbitration, or response to a demand for arbitration, that in the reasoned opinion of the arbitrator does not have a good faith basis either in law or fact. If the arbitrator determines that a demand for arbitration, or response to a demand for arbitration, does not have a good faith basis either in law or fact, the arbitrator shall have discretion to award the costs of the time, expenses, and other charges of the arbitrator to the prevailing Party.
     (b) The procedures for the arbitration of a Dispute shall provide a means for summary disposition without discovery if there is no dispute as to any material fact, or with such limited discovery as the arbitrator shall determine is reasonably likely to lead to the prompt resolution of any disputed issues of material fact.
     (c) The procedures for arbitration of a Dispute shall permit any Party to a Dispute to request that the arbitrator render a written interim decision requiring that any action or decision that is the subject of a Dispute either be, or not be, put into effect, or imposing such other interim measures as the arbitrator deems necessary or appropriate. The arbitrator may grant or deny, in whole or in part, a request for such a written interim decision. The Parties shall be bound by any such written decision pending the outcome of the arbitration proceeding.
Section 1.6 Discovery of Facts
     (a) The arbitration procedures for the resolution of a Dispute shall include adequate provision for the discovery of relevant facts, including the taking of testimony under oath, production of documents and things, and inspection of land and tangible items. The nature and extent of such discovery shall be determined as provided herein and shall take into account (i) the complexity of the dispute, (ii) the extent to which facts are disputed, and (iii) the amount of money in controversy.
     (b) The arbitrator shall be responsible for establishing the timing, amount, and means of discovery, and for resolving discovery and other pre-hearing disputes. If a Dispute involves contested issues of fact, promptly after the selection of the arbitrator, the arbitrator shall convene a meeting of the parties for the purpose of establishing a schedule and plan of discovery and other pre-hearing actions.
Section 1.7 Evidentiary Hearing
     The procedures established by the arbitrator shall provide for an evidentiary hearing, with provision for the cross-examination of witnesses, unless both Parties consent to the resolution of the matter on the basis of a written record. The forms and methods for taking evidence shall be as agreed by the Parties, or if the Parties cannot agree, as established by the arbitrator. The arbitrator may require such written or other submissions from the Parties as shall be deemed appropriate, including submission of the direct testimony of witnesses in written form. The arbitrator may exclude any evidence that is irrelevant, immaterial, or unduly repetitious, and, except to the extent hereinafter otherwise provided, shall exclude any material that is covered by the attorney-client privilege, the accountant-client privilege, other evidentiary privileges, or the attorney-work product doctrine. One or both Parties may arrange for the preparation of a record

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of the hearing and, except to the extent otherwise provided, shall pay the costs thereof. Such Party or Parties shall have no obligation to provide, or to agree to the provision of, a copy of the record of the hearing to any Party that does not pay a proportionate share of the cost of the record. At the request of any Party, the arbitrator shall determine a fair and equitable allocation of the cost of the preparation of a record between or among the Parties to the proceeding who are willing to share such costs.
Section 1.8 Confidentiality
     (a) Any information requested from another Party in the course of an arbitration proceeding, and not otherwise available to the receiving Party, including any such information contained in documents or other means of recording information created during the course of the proceeding, may be designated “Confidential” by the producing Party to the extent that such information is of a proprietary nature. The Party designating documents or other information as “Confidential” shall have 20 days from the request for such material to submit a request to the arbitrator to establish such requirements for the protection of such documents or other information designated as “Confidential” as may be reasonable and necessary to protect the confidentiality and commercial value of such information and the rights of the Parties. Prior to the decision of the arbitrator on a request for confidential treatment, documents or other information designated as “Confidential” need not be produced. “Confidential” information shall not be used by the arbitrator, or anyone working for or on behalf of any of the foregoing, for any purpose other than the arbitration proceeding, and shall not be disclosed in any form to any Person not involved in the arbitration proceeding without the prior written consent of the Party producing the information, or as permitted by the arbitrator or as required by law.
     (b) Any Person receiving a request or demand for disclosure, whether by compulsory process, discovery request, or otherwise, of documents or information obtained in the course of an arbitration proceeding that have been designated “Confidential” and that are subject to a non-disclosure requirement under this Exhibit, or that are subject to a decision of the arbitrator, shall immediately inform the Person from which the information was obtained, and shall take all reasonable steps to afford the Person from which the information was obtained an opportunity to protect the information from disclosure. In the event the requesting Party discloses information in violation of this Exhibit or requirements established by the arbitrator shall be deemed to waive any right to introduce or otherwise use such information in any judicial, regulatory, or other legal or dispute resolution proceeding, including the proceeding in which the information was obtained.
     (c) Nothing in this Exhibit shall preclude any Person from using documents or information properly and previously obtained outside of an arbitration proceeding, or otherwise public, for any legitimate purpose, notwithstanding that the information was also obtained in the course of the arbitration proceeding.
Section 1.9 Timetable
     Promptly after the selection of the arbitrator, the arbitrator shall set a date for resolution of the dispute, which shall be not later than eight months (or such earlier date as may be agreed to by the parties) from the date of the selection of the arbitrator, with other dates, including the

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dates for an evidentiary hearing, or other final submissions of evidence, set in light of this date. The date for the evidentiary hearing, or other final submission of evidence, shall not be changed absent extraordinary circumstances. The arbitrator shall have the power to impose sanctions for dilatory tactics or undue delay in completing the arbitration proceedings.
Section 1.10 Decisions
     The arbitrator shall issue either an oral decision that is transcribed or a written decision, which may, at the arbitrator’s discretion, include findings of fact. The arbitration decision shall be based on (i) the evidence in the record, (ii) the relevant agreements between the Parties, (iii) applicable federal and state legal standards, including the FPA and any applicable state and FERC regulations and decisions and (iv) relevant decisions in previous arbitration proceedings under this Agreement. All decisions of the arbitrator shall be shall be subject to any applicable confidentiality provisions, and shall be made available on request, to the Parties and to federal and state regulatory authorities. Any arbitration decision that affects matters subject to the jurisdiction of the FERC under section 205 or section 206 of the FPA shall be filed with the FERC and any arbitration decision that affect matters subject to the jurisdiction of a state authority shall be filed with that authority.
Section 1.11 Costs
     Unless the arbitrator shall decide otherwise, the costs of the time, expenses, and other charges of the arbitrator shall be borne by the parties to the dispute, with each side on an arbitrated issue bearing one-half of such costs, and each Party to an arbitration proceeding shall bear its own costs and fees. The arbitrator may require all of the costs of the time, expenses, and other charges of the arbitrator, plus all or a portion of the costs of arbitration, attorneys’ fees, and the costs of mediation, if any, to be paid by any Party that substantially loses on an issue determined by the arbitrator to have been raised without a substantial basis.
Section 1.12 Enforcement
     The decision of the arbitrator shall be final, binding and not appealable, except to the extent reviewable by FERC (as permitted or required by law). Any party may petition any state or federal court having jurisdiction to enter judgment upon the arbitration award.
Section 1.13 Regulatory Jurisdiction
     If a Party fails to invoke regulatory jurisdiction of a dispute involving matters subject to FERC or state regulatory jurisdiction within 60 days in accordance with Section 1.2 of this Exhibit, the Party shall be deemed to have waived its right to invoke such jurisdiction; provided, however, that this waiver only applies to the Party and does not affect any right that the FERC or state regulatory authority may have to act on its own. If such Party nonetheless invokes FERC or applicable state regulatory jurisdiction following the arbitration proceedings provided for herein, that Party shall be responsible for all attorneys’ fees incurred by other parties to the Dispute, whether or not the FERC or state regulatory authority concludes that such Party has waived its right to invoke FERC or state regulatory jurisdiction.

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Exhibit 10
Reserved